As filed with the U.S. Securities and Exchange Commission on May 13, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

THE LGL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	3679	38-1799862
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2525 Shader Road

Orlando, Florida 32804

(407) 298-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jason D. Lamb

Chief Executive Officer

The LGL Group, Inc.

2525 Shader Road

Orlando, Florida 32804

(407) 298-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Spencer G. Feldman, Esq.

Olshan Frome Wolosky LLP

1325 Avenue of the Americas, 15th Floor

New York, New York 10019

(212) 451-2300

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 14, 2026

PRELIMINARY PROSPECTUS

THE LGL GROUP, INC.

Up to 6,540,435 Subscription Rights

to Purchase up to 6,540,435 Shares of Common Stock

This prospectus relates to the issuance of up to 6,540,435 transferable subscription rights (each, a “Right” and, collectively, the “Rights”) to purchase shares of common stock, par value $0.01 per share (the “Common Stock”), of The LGL Group, Inc., a Delaware corporation (“LGL Group” or the “Company”), as a distribution to all holders of shares of Common Stock as of the close of business on              , 2026 (the “Record Date”). This prospectus also relates to the issuance of up to 6,540,435 shares of Common Stock upon the exercise of the Rights.

The Common Stock is traded on the NYSE American under the symbol “LGL.” On May 13, 2026, the last reported sales price of the Common Stock on the NYSE American was $6.81 per share.

The Company has declared a distribution (the “Rights Offering”) of transferable Rights at no charge to all of its stockholders of record as of the Record Date. If you own shares of Common Stock on the Record Date, you will be entitled to receive one Right for each share of Common Stock you own. Each Right will entitle its holder to purchase one share of Common Stock at a subscription price to be determined by our Board of Directors (our “Board”) (or a pricing committee of the Board), shortly before the commencement of the Rights Offering (the “Subscription Price”). Based on the terms currently under consideration, the Subscription Price is expected to be equal to the greater of (x) a discount of not less than 1% and not more than 5% to the average of the daily volume-weighted average prices (“VWAP”) of our Common Stock over the thirty (30) consecutive trading days ending on and including the Record Date or (y) $6.81, our book value attributable to LGL Group common stockholders per share as of March 31, 2026.

Each Rights holder who is a stockholder of record as of the Record Date and elects to exercise its Right in full (i.e., the “basic subscription rights”) may also subscribe for additional shares of Common Stock, subject to any applicable ownership limitations, at the same subscription price per share of Common Stock. However, any Rights holder that acquired its Rights in the secondary market will not be entitled to participate in the over-subscription privilege. If an insufficient number of shares of Common Stock are available to fully satisfy the over-subscription privilege requests, the available shares of Common Stock will be distributed proportionately among the Rights holders who exercised their over-subscription privilege based on the number of shares of Common Stock each Rights holder requested in the over-subscription privilege under the Rights Offering, subject to certain limitations.

No minimum number of Rights must be exercised in connection with the Rights Offering. We have not entered into any standby purchase agreement or other backstop commitment to purchase Rights that are not exercised in the Rights Offering. Marc Gabelli, our Executive Chairman, has informed us that, based on his current plans, he intends to participate in the Rights Offering with respect to shares over which he or affiliated entities have voting and/or investment authority as of the Record Date, and he may seek to participate in the over-subscription privilege. Mr. Gabelli has not entered into any binding commitment or agreement in this regard, and he may change his plans at any time before the expiration of the Rights Offering. Other directors and officers may also participate in the Rights Offering on the same terms available to all stockholders.

The Rights will have a sixteen (16) day subscription period (the “Exercise Period”) during which each holder of one Right may purchase one share of Common Stock.

All exercises of Rights are irrevocable even if our Board of Directors determines, in its sole discretion, to extend the Exercise Period. The Rights Offering will expire at 5:00 p.m., Eastern Time, on               , 2026, unless we extend it, with the length of such extension to be determined by our Board of Directors in its sole discretion (the “Expiration Date”). However, we may not extend the Exercise Period of the Rights Offering for more than thirty (30) days past the original sixteen (16) day Exercise Period.

You are responsible for the method of delivery of your subscription rights certificates, any required subscription documents and payment of the Subscription Price to the Subscription Agent. If you send your subscription rights certificates and other items by mail, we recommend that you send them by registered mail, properly insured, with return receipt requested. There may be unexpected delays in mail processing times. If you intend on making your cash payment of the Subscription Price by uncertified personal check, you should ensure that the Subscription Agent receives the appropriate materials at least five (5) business days prior to the Expiration Date.

No vote of LGL Group’s stockholders is required or is being sought to authorize or effectuate the Rights Offering. No action is required of you to receive your Rights.

Neither we nor our Board of Directors has made any recommendation as to whether you should exercise or transfer your Rights. You should decide whether to transfer your Rights, subscribe for shares of our Common Stock, or simply take no action with respect to your Rights, based on your own assessment of your best interests.

We have applied to list the Rights on the NYSE American on or about               , 2026 (the first trading day following the Rights Distribution Date and the commencement date for the Rights Offering) under the symbol “LGL RT.” No public market currently exists for our Rights.

If all of the Rights offered are exercised in full, we will receive proceeds of $         from the purchase of our shares of Common Stock, before payment of the estimated expenses of this offering. The shares of Common Stock in this Rights Offering are being offered directly by us without the services of an underwriter or selling agent. See “Use of Proceeds” in this prospectus.

Investing in our securities involves significant risks. See “Risk Factors” beginning on page 10 of this prospectus, as well as those described in our most recent Annual Report on Form 10-K and other public filings incorporated by reference herein. You should carefully consider these risk factors, as well as the information contained in or incorporated by reference into this prospectus, before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2026.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using the “incorporation by reference” process permitted by General Instruction VII of Form S-1. Under that process, we incorporate by reference into this prospectus certain information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. It is important for you to read and consider all information contained in or incorporated by reference into this prospectus and in any free writing prospectus or other written offering materials that we may authorize for use in connection with this Rights Offering before making your investment decision. See “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference into this prospectus and in any free writing prospectus or other written offering materials that we may authorize for use in connection with the Rights Offering. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell, and seeking offers to buy, securities only in jurisdictions where such offers and sales are permitted. We do not take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than as of the date of this prospectus, as the case may be, or in the case of the documents incorporated by reference or any authorized written offering materials, the date of such documents or materials regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation.

Unless the context otherwise requires, references to “we,” “our,” “us,” or the “Company” in this prospectus refer to The LGL Group, Inc. and its consolidated subsidiaries.

i

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

Information included or incorporated by reference in this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or the negative of these words or other variations on these words or comparable terminology, as they relate to future periods.

Examples of forward-looking statements include, but are not limited to: statements regarding the timing, structure and expected terms of the Rights Offering; the anticipated Subscription Price and participation levels; the current intent of insiders to participate; our strategic plans and capital allocation priorities; our pursuit of acquisitions, investments and partnerships; the expected use of proceeds; our efforts to grow revenue; our expectations regarding fulfillment of backlog; the results of introduction of a new product line; future benefits to operating margins; and the adequacy of our cash resources.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. As forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include: national and global economic, business, competitive, market and regulatory conditions; the risks and uncertainties associated with the Rights Offering; our ability to identify, evaluate, consummate and integrate acquisitions or strategic investments; and the factors described under “Risk Factors” in this prospectus, in our most recent Annual Report on Form 10-K and in any subsequent Quarterly Reports on Form 10-Q.

Except as required by U.S. federal securities laws, we do not undertake any obligation to publicly update any forward-looking statements. As a result, you should not place undue reliance on these forward-looking statements.

ii

PROSPECTUS SUMMARY

This summary highlights selected information about the company and this offering contained elsewhere or incorporated by reference in this prospectus. This summary may not contain all the information that you should consider before determining whether to invest in our securities. You should read the entire prospectus carefully, including the information included in the “Risk Factors” section, the information set forth under the headings “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information,” our consolidated financial statements, notes to the consolidated financial statements and the other information incorporated by reference into this prospectus, as well as the exhibits to the registration statement of which this prospectus is a part, before making an investment decision.

The Company

Overview

We are a holding company engaged in services, merchant investment and manufacturing business activities. Since 1985, we have acquired 32 businesses, sold 11, and spun off 3, culminating with the spin-off of M-tron Industries, Inc. (“MtronPTI”) in October 2022. The Company was incorporated in 1928 under the laws of the State of Indiana, and in 2007, the Company was reincorporated under the laws of the State of Delaware as The LGL Group, Inc.

Our operating activities currently include Precise Time and Frequency, LLC (“PTF”), our electronic instruments business that is engaged in the design of high-performance Frequency and Time Reference Standards that form the basis for timing and synchronization in various applications, and Lynch Capital International LLC, our merchant investment platform launched in 2023 to pursue value-creating investments.

Our business strategy is primarily focused on growth through expanding new and existing operations across diversified industries. We have had a long history of owning and operating various businesses in the precision engineering, manufacturing and services sectors. As a holding company, we believe that the cash flow and asset coverage from our subsidiaries will allow us to maintain a strong balance sheet and ample liquidity over time. We seek to invest available cash and cash equivalents (which includes only investments in money market funds that are registered as management investment companies in reliance on Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”)) and marketable securities in liquid investments with a view to enhancing returns as we continue to assess further acquisitions of, or investments in, operating businesses. As of March 31, 2026, we had cash and cash equivalents and marketable securities with a fair market value of approximately $46.7 million.

Our approach is to establish long-term partnerships utilizing the resources of our organization to facilitate a full cycle of advice and investment to augment investments in conjunction with broader capital syndication. This approach allows for us to be creative and nimble with no pre-determined exit timetable. We focus on businesses with existing growth potential which through helping improve their capabilities, teaming up portfolio companies for strategic expansions and transforming the businesses through merger and acquisition opportunities.

As part of our current strategic direction, management has publicly discussed building a broader defense technology platform within our organization through selective investments, acquisitions and connectivity partnerships, including areas related to precision, timing and frequency and adjacent critical technologies that support national security, defense and resilient infrastructure.

We provide our products and services through our Electronic Instruments and Merchant Investment businesses. Activities not related to our business segments such as our corporate operations, corporate-level assets and financial obligations are included in Corporate.

Our Business Strategy

Across all of our businesses, our success is based on a simple formula: we seek to find undervalued companies in the Graham & Dodd tradition, a methodology for valuing companies that primarily looks for deeply depressed prices. Today, we are a holding company owning subsidiaries engaged in manufacturing and investments. Several of our former operating businesses started out as investment positions in their debt or equity securities, held directly by us. Those positions ultimately resulted in control or complete ownership of the target company. For example, in 2004, we acquired a controlling interest in Piezo Technology, Inc. (“PTI”), which started out as an investment position and ultimately became an operating subsidiary before the spinoff of MtronPTI. The acquisition of PTI, like our other operating subsidiaries, reflects our opportunistic approach to value creation, through which returns may be obtained by, among other things, promoting change through minority positions at targeted companies in our Merchant Investment segment or by acquiring control of those target companies that we believe we could run more profitably ourselves.

In appropriate circumstances, we or our subsidiaries may become the buyer of target companies, adding them to our portfolio of operating subsidiaries, thereby expanding our operations through such opportunistic acquisitions.

It is our belief that our business strategy will continue to produce strong results into the future.

Our Electronic Instruments business, PTF, employs a market-based approach of designing and offering new products to our customers through both organic research and development, and through strategic partnerships, joint ventures, acquisitions and mergers. We seek to leverage our core strength as an engineering leader to expand client access, add new capabilities and continue to diversify our product offerings. Our focus is on investments that will differentiate us, broaden our portfolio and lead toward higher levels of integration organically and through joint ventures and merger and acquisition opportunities. We believe that successful execution of this strategy will lead to a transformation of our product portfolio towards multi-component integrated offerings, longer product life cycles, better margins and improved competitive position.

A key driver of value is our Merchant Investment business, which utilizes various structures and vehicles to build stockholder value, including certain special purpose vehicles, which may be syndicated for investment, and involve certain fee-generating activities. We could act as financial and management sponsor, raise capital from external non-affiliated investors, and may receive management fees and success-based incentives in accordance with market practice.

Our Business Segments

We conduct our business through two business segments: Electronic Instruments and Merchant Investment. Our Electronic Instruments segment derives revenues principally from net sales of various products. Our Merchant Investment business derives revenues from investment income and gains and losses from investment transactions as well as fee income on any syndicated investments.

Electronic Instruments

Overview

Our Electronics Instruments segment is comprised of PTF, which designs, manufactures, and markets for sale time and frequency instruments. The industries PTF serves include computer networking, satellite ground stations, electric utilities, broadcasting, telecommunication systems, and metrology. We acquired PTF in September 2016, reinforcing our position as a broad-based supplier of highly engineered products for the generation of time and frequency references for synchronization and control. Since its inception, PTF has developed a comprehensive portfolio of time and frequency instruments complemented by a wide range of ancillary products such as distribution amplifiers and redundancy auto switches. PTF is housed in a well-equipped, modern, facility and staffed by a highly dedicated and experienced team of time and frequency professionals.

Products

PTF's products range from simple, low-cost time and frequency solutions to premium products designed to deliver maximum performance for the most demanding applications. PTF's products include Frequency and Time Reference Standards; radio frequency ("RF"), digital, and optical time code distribution amplifiers; redundancy auto switches; and network time protocol servers, all of which are used in a wide range of applications worldwide.

PTF's Frequency and Time Reference Standards include quartz Frequency Standards, global positioning system (“GPS”) / global navigation system (“GNS”) Frequency and Time Standards and rubidium atomic Frequency Standards. The de facto standard for many highly demanding applications, such as satellite communications, is PTF's range of GPS/GNS disciplined quartz frequency and time standards. The MtronPTI high-quality quartz oscillators utilized within the PTF instruments deliver phase noise and short-term stability performance for applications where low noise is paramount. This short-term performance, coupled with the long-term stability and accuracy of the external GNS reference signals, which can be from GPS, Galileo, GLONASS or Quasi-Zenith Satellite System, provides the user excellent all-around performance that is highly cost-effective.

When two or more computers are involved, accurate timekeeping is a challenge especially when the computers are in different locations. PTF's range of GNS Time and Frequency References and Network Time Servers deliver a high level of performance that allows customers to synchronize to Coordinated Universal Time (“UTC”), in several cost-effective forms to meet a multitude of time and frequency reference requirements. Applications range from low phase noise, highly stable and accurate system frequency references for satellite communications and Digital Broadcasting applications, to computer networks, shipboard time code references and e-commerce time stamping applications. With respect to UTC, we have developed long-term real time synchronization capability of less than 10 nanoseconds, of which multiple systems have been delivered to date.

PTF's portfolio of distribution amplifiers covers multiple signal types including high frequency, RF, digital, time code, optical, and custom configured units. The distribution range is designed to complement the high quality of the frequency and time references and provide the most effective cost/performance solution for the application, including options for full remote monitoring/control (including RF analog signal monitoring) and optional level control.

The distribution product range includes standard units with either 12 or 16 channels together with more flexible units that allow the user to define specific configurations including different types of input/output signals combined into a convenient 1U or 2U package with up to 36 output channels.

PTF's series of redundancy auto switches range from simple level detection to highly sophisticated sensing capability, extremely fast switching options and full Ethernet connectivity, to provide remote monitoring/control and integration with simple network management protocol management systems. The most recent model includes multi-channel input capability and the ability to switch up to three input types of signals.

Merchant Investment

Our Merchant Investment segment is comprised of various investment vehicles in which we have a shareholder, partner, or general partner interest, and through which we invest our capital.

We conduct and plan to continue to conduct our activities in such a manner as not to be deemed an investment company under the Investment Company Act. In compliance with the Investment Company Act, no more than 40% of our total assets can be invested in investment securities, as such term is defined in the Investment Company Act. Additionally, we do not invest or intend to invest in securities as our primary business.

Recent Developments

Redomestication of the Company to the State of Nevada

Our Board approved and recommended that our stockholders approve a proposal to redomesticate and convert our company to a corporation organized under the laws of the State of Nevada from a corporation organized under the laws of the State of Delaware. Our stockholders approved the redomestication proposal at our Annual Meeting of Stockholders held on May 12, 2026. The Nevada redomestication is expected to reduce our company’s overall tax burden given the franchise taxes imposed on Delaware corporations. Our Board also believes that the Nevada redomestication will give us a greater measure of flexibility and simplicity in corporate governance than is currently available under Delaware law and provide for greater protection for our directors and officers from unmeritorious lawsuits. Nevada redomestication will not result in any change in our business, operations, management, assets, liabilities or net worth.

Leadership Transition

Effective January 5, 2026, Jason D. Lamb was named Chief Executive Officer of our company, and Marc Gabelli transitioned to become Executive Chairman of the Board from Chief Executive Officer. Mr. Lamb’s background includes defense, intelligence, technology and private equity experience, and we publicly described his appointment as part of a broader effort to accelerate our strategic development in these areas.

Completion of the 2020 Warrant Dividend Program

During 2025 and January 2026, holders of our outstanding warrants exercised 4,186,010 warrants, resulting in net share settlement of 837,202 shares by year-end, and on January 22, 2026, we distributed 214,462 unallocated shares to over-subscription participants. The warrant program generated approximately $5.0 million of gross proceeds and concluded with no warrants remaining outstanding.

Company Information and History

We were incorporated in 1928 under the laws of the State of Indiana, reincorporated under the laws of the State of Delaware as The LGL Group, Inc. in 2007 and, following approval by our stockholders at our Annual Meeting of Stockholders held on May 12, 2026, expect to reincorporate under the laws of the State of Nevada in May 2026. Our principal executive office is located at 2525 Shader Road, Orlando, Florida 32804 and our telephone number is (407) 298-2000. We maintain a website at www.lglgroup.com. The information on our website is not incorporated by reference in this prospectus, and you should not consider it a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Additional information regarding our company is set forth in documents on file with the SEC and incorporated by reference in this prospectus, as described below under the sections entitled “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

The Offering

This summary highlights the information contained elsewhere in this prospectus. You should read carefully the following summary together with the more detailed description of the terms of the Rights and Common Stock contained elsewhere in this prospectus. See “Description of Capital Stock” and “The Subscription Rights Offering.”

Issuer	The LGL Group, Inc.

Securities Distributed	We are distributing to the holders of our Common Stock as of the Record Date, at no charge, one Right to purchase shares of Common Stock for each share of Common Stock owned. When exercisable, one Right will entitle its holder to purchase one share of our Common Stock at the Subscription Price.

Record Date	5:00 p.m., Eastern Time, on , 2026.

Subscription Price

A subscription price to be determined by our Board (or a pricing committee of the Board) shortly before the commencement of the Rights Offering. Based on the terms currently under consideration, the Subscription Price is expected to be equal to the greater of (x) a discount of not less than 1% and not more than 5% to the average of the daily VWAP of our Common Stock over the thirty (30) consecutive trading days ending on and including the Record Date or (y) $6.81, our book value attributable to LGL Group common stockholders per share as of March 31, 2026, subject to adjustment and final Board approval. The Subscription Price will be payable only in cash.

Exercise Period	The Rights will have a sixteen (16)-day subscription period during which each holder of one Right may purchase one share of Common Stock.

Over-Subscription Privilege

Each Rights holder who is a stockholder of record as of the Record Date and elects to exercise its Right in full (i.e., the “basic subscription rights”) may also subscribe for additional shares of Common Stock, subject to any applicable ownership limitations, at the same subscription price per share of Common Stock. However, any Rights holder that acquired its Rights in the secondary market will not be entitled to participate in the over-subscription privilege. If an insufficient number of shares of Common Stock are available to fully satisfy the over-subscription privilege requests, the available shares of Common Stock will be distributed proportionately among the Rights holders who exercised their over-subscription privilege based on the number of shares of Common Stock each Rights holder requested in the over-subscription privilege under the Rights Offering, subject to certain limitations. Additional allocations will be made pursuant to the same formula (recalculating the pro rata share by reference to such remaining Rights holders) and repeated, if necessary, until all available shares of Common Stock have been allocated or all over-subscription requests have been satisfied in full.

You should carefully read the section entitled “The Subscription Rights Offering – Over-Subscription Privilege” on page 17 of this prospectus regarding the terms of the over-subscription privilege.

Fractional Shares	We will not issue, or pay cash in lieu of, fractional shares of Common Stock to be issued upon exercise of the Rights. Fractional Rights or shares of Common Stock (if any) will be rounded down.

Expiration Date	The Rights will expire at 5:00 p.m., Eastern Time, on , 2026, the last day of the Exercise Period. The Rights will have no financial value after the Expiration Date.

Transferability of Rights; Listing

The Rights may be sold, transferred or assigned, in whole or in part. We have applied to list the Rights on the NYSE American and expect trading to commence on or about              , 2026, under the symbol “LGL RT.” Our Common Stock is listed on the NYSE American under the symbol “LGL.”

Shares of Common Stock Currently Outstanding	6,540,435 shares of our Common Stock were outstanding as of May 13, 2026.

Shares Outstanding After Exercise of Rights	If all of the Rights offered are exercised in full, there would be 13,080,870 shares of Common Stock outstanding.

Use of Proceeds

The purpose of this Rights Offering is to raise capital to support our efforts to continue to increase earnings and stockholder return while preserving a pro rata participation opportunity for all stockholders. We currently expect to use the net proceeds from this Rights Offering for potential acquisitions, strategic investments, investment in a strategic RF or defense-related funds or platforms, working capital, capital expenditures and general corporate purposes. Consistent with recent public statements by management, we may use proceeds to advance a broader defense technology and resilient infrastructure strategy, including opportunities related to precision timing and frequency and adjacent critical technologies. However, as of the date of this prospectus, we have not committed the proceeds to any specific acquisition, investment or transaction. See “Use of Proceeds.”

Assuming that all of the Rights offered are exercised in full, the net proceeds from the exercise of the Rights are expected to be approximately $      million, after deducting our estimated expenses related to the Rights Offering. The ratio of one Right distributed for each one share of Common Stock was calculated as a result of our determination that the amount of gross proceeds to be raised would be $      million.

No Minimum Subscription Requirement / No Standby Commitment

No minimum number of Rights must be exercised in connection with the Rights Offering, and we have not entered into any standby purchase agreement or other backstop commitment to purchase Rights that are not exercised in the Rights Offering. The Rights Offering may be completed even if only a small portion of the Rights are exercised, unless our Board elects to cancel, abandon or terminate the Rights Offering at any time prior to consummation of the Rights Offering.

Insider Participation

Marc Gabelli, our Executive Chairman, has informed us that, based on his current plans, he intends to participate in the Rights Offering with respect to shares over which he or affiliated entities have voting and/or investment authority as of the Record Date, and he may seek to participate in the over-subscription privilege. Mr. Gabelli has not entered into any binding commitment or agreement in this regard, and he may change his plans at any time before the expiration of the Rights Offering. As of March 31, 2026, Mr. Gabelli beneficially owned approximately 15.3% of our outstanding shares of Common Stock and our directors and executive officers as a group (including Mr. Gabelli) beneficially owned approximately 18.6% of our outstanding shares of Common Stock. If insiders participate at a greater rate than other stockholders, their ownership and influence over corporate matters may increase.

Board Recommendation	The Board will make no recommendation as to whether a stockholder should exercise any Rights or otherwise participate in the Rights Offering.

No Revocation	Once a Rights holder submits the form of subscription rights certificate to exercise any Rights, such holder may not revoke or change its exercise or request a refund of monies paid. All exercises of Rights are irrevocable.

Governing Law	The Rights will be governed by the laws of the State of Delaware.

Subscription Agent	Computershare Trust Company, N.A.

Risk Factors	An investment in the Rights and the shares of Common Stock issuable upon exercise of the Rights involves significant risks. You should carefully read the section entitled “Risk Factors” on page 10 of this prospectus, as well as in our periodic reports and other documents incorporated by reference herein, before you make a decision as to the exercise of your Rights to determine whether an investment in our securities is appropriate for you.

Material U.S. Federal Income Tax Consequences

You should carefully read the section entitled “Material U.S. Federal Income Tax Consequences” on page 23 of this prospectus, and consult your tax advisor on tax consequences of the receipt, ownership, exercise, and disposition of the Rights.

QUESTIONS AND ANSWERS ABOUT THE RIGHTS OFFERING

The following is a brief summary of the terms of the Rights Offering. Please see “The Subscription Rights Offering” for a more detailed description of the matters described below.

What is a rights offering?

A rights offering is a distribution of subscription rights on a pro rata basis to stockholders of a company. We will distribute to holders of our Common Stock as of the Record Date, at no charge, one transferable Right for each share of Common Stock held as of the Record Date. Any Rights you receive based on the shares of our Common Stock held by you on the Record Date may be retained by you and exercised or transferred prior to the expiration of the Rights Offering.

What are the record and distribution dates for the Rights Offering?

Each holder of record of shares of our Common Stock as of 5:00 p.m., Eastern Time, on              , 2026 will be entitled to receive Rights on the Rights Distribution Date, which will be 5:00 p.m., Eastern Time, on              , 2026.

Are there other key dates relating to the Rights Offering?

Yes. Below is a list of the key dates for the Rights Offering of which you should be aware.

Date	Event
, 2026	Record Date for the Rights Offering
, 2026	Rights Distribution Date
, 2026	Rights Offering commencement and trading date; Rights expected to begin trading on the NYSE American under the symbol “LGL RT”
, 2026	Deadline for delivery of instructions for sale or transfer of subscription rights certificate
, 2026	Expiration Date. The Rights Offering will expire at 5:00 p.m., Eastern Time, on , 2026, unless extended by our Board
, 2026	Deadline for delivery of rights certificates, notices of guaranteed delivery and payment of Subscription Price
, 2026	Deadline for delivery of subscription certificates pursuant to notices of guaranteed delivery

What are the Rights?

Each Right entitles its holder, when exercised, to purchase one share of our Common Stock at the Subscription Price. The Subscription Price will be determined by our Board (or a pricing committee of the Board) shortly before the commencement of the Rights Offering. Based on the terms currently under consideration, the Subscription Price is expected to be equal to the greater of (x) a discount of not less than 1% and not more than 5% to the average of the daily VWAP of our Common Stock over the thirty (30) consecutive trading days ending on and including the Record Date or (y) $6.81, our book value attributable to LGL Group common stockholders per share as of March 31, 2026, subject to adjustment and final Board approval.

How will the Subscription Price be determined?

The Subscription Price will be determined by our Board (or a pricing committee of the Board) shortly before the commencement of the Rights Offering based on, among other factors, the prevailing market price of our Common Stock, discounts to market prices used in similar rights offerings, general market conditions, trading volatility of our shares, the amount of net proceeds that we wish to raise, and the likelihood that this price will attract the maximum number of stockholders to participate in the Rights Offering in a timely fashion. Although we currently expect the Subscription Price to be equal to the greater of (x) a discount of not less than 1% and not more than 5% to the average of the daily VWAP of our Common Stock over the thirty (30) consecutive trading days ending on and including the Record Date or (y) $6.81, our book value attributable to LGL Group common stockholders per share as of March 31, 2026, the final Subscription Price may differ from expectation.

What do I have to do to receive Rights?

Nothing. Holders of our Common Stock as of the Record Date are not required to pay any cash or deliver any other consideration, or give up any shares of our Common Stock, to receive the Rights distributable to them in the Rights Offering.

What is the basic subscription right?

The basic subscription privilege entitles each holder of one Right to purchase one share of our Common Stock for the Subscription Price.

What is the over-subscription privilege?

We do not expect that all of our stockholders will exercise all of their basic subscription rights. We will therefore extend an over-subscription privilege to each Rights holder who is a stockholder of record as of the Record Date. The over-subscription privilege entitles each Rights holder who is a stockholder of record as of the Record Date, if such holder fully exercises its basic subscription right, to subscribe, at the Subscription Price, for up to that number of shares of our Common Stock that are offered in the Rights Offering but are not purchased by the other Rights holders under their basic subscription right. If you are not a stockholder of record as of the Record Date or if you acquired your Rights in the secondary market, you will not be entitled to the over-subscription privilege in the Rights Offering. See “The Subscription Rights Offering – Subscription Rights; Over-Subscription Privilege”.

What are the other limitations on the over-subscription privilege?

We will be able to satisfy exercises of the over-subscription privilege only if eligible Rights holders subscribe for less than all of the shares of our Common Stock that may be purchased under the basic subscription right. If sufficient shares are available, we will honor the over-subscription requests in full. If over-subscription requests exceed the shares available, we will allocate the available shares ratably among those who over-subscribed in proportion to the number of shares of Common Stock that each Rights holder requested in the over-subscription privilege under the Rights Offering, subject to certain limitations. If you request and pay for more shares than are allocated to you, we will promptly refund that overpayment, without interest.

How will fractional Rights or shares of Common Stock be treated in the Rights Offering?

We will not issue, or pay cash in lieu of, any fractional Rights or fractional shares of Common Stock in the Rights Offering. Fractional Rights or shares of Common Stock (if any) will be rounded down.

When will the Rights Offering commence and when will it expire?

The Rights Offering will commence on              , 2026, and will remain open for a sixteen (16) day subscription period. The Rights Offering will expire at 5:00 p.m., Eastern Time, on              , 2026, unless we extend it. We may extend the Expiration Date for any reason and for any length of time at the discretion of our Board. However, we may not extend the expiration time of the Rights Offering for more than thirty (30) days past the original sixteen-day subscription period. Accordingly, Rights holders who desire to exercise their Rights must deliver to the Subscription Agent all required documents and payments by that time. We do not currently intend to extend the Expiration Date of the Rights Offering. IF YOU DO NOT EXERCISE YOUR RIGHTS BY THAT TIME, YOUR RIGHTS WILL EXPIRE.

Is there a minimum subscription requirement or a standby purchase commitment?

No. There is no minimum number of Rights that must be exercised in connection with the Rights Offering, and we have not entered into any standby purchase agreement or other backstop commitment to purchase Rights that are not exercised in the Rights Offering. Consequently, the Rights Offering may be completed even if only a small portion of the Rights are exercised, unless our Board elects to cancel, abandon or terminate the Rights Offering at any time prior to the consummation of the Right Offering.

Have any directors or officers indicated whether they intend to participate?

Marc Gabelli, our Executive Chairman, has informed us that, based on his current plans, he intends to participate in the Rights Offering with respect to shares over which he or affiliated entities have voting and/or investment authority as of the Record Date, and he may seek to participate in the over-subscription privilege. Mr. Gabelli has not entered into any binding commitment or agreement in this regard, and he may change his plans at any time before the expiration of the Rights Offering. Other directors and officers may also participate on the same terms available to all stockholders.

Are there any conditions to the Rights distribution?

The completion of the Rights distribution is subject to the satisfaction of certain conditions, including the approval of the NYSE American for the listing of the Rights and our Board not having terminated the Rights distribution prior to the Rights Distribution Date.

Can you terminate the Rights Offering?

Yes. Our Board may determine to abandon the Rights distribution at any time prior to the Rights Distribution Date, and, even after the Rights have been distributed, may also determine to abandon the Rights Offering prior to its commencement or terminate the Rights Offering following its commencement for any reason before the Expiration Date. in our sole discretion.

If you terminate the Rights Offering, will my subscription payment be refunded to me?

Yes. If we terminate the Rights Offering, the Subscription Agent will return promptly all subscription payments received by it. We will not pay interest on, or deduct any amounts from, subscription payments if we terminate the Rights Offering.

If I purchase Rights in the market and you terminate the Rights Offering, will I be reimbursed for the price I paid to purchase my Rights?

No. If you purchase Rights in the market and we terminate the Rights Offering at any time, you will incur the loss of the entire price you paid to acquire your Rights.

Why are you conducting the Rights Offering and how will you use the proceeds received from the Rights Offering?

We are conducting the Rights Offering to raise capital to support our efforts to continue to increase earnings and stockholder return while preserving a pro rata participation opportunity for all stockholders. We currently expect to use the net proceeds from the Rights Offering for potential acquisitions, strategic investments, investment in a strategic RF or defense-related funds or platforms, working capital, capital expenditures and general corporate purposes. Consistent with recent public statements by management, we may use proceeds to advance broader defense technology and resilient infrastructure strategy, including opportunities related to precision timing and frequency and adjacent critical technologies. See “Use of Proceeds” for a more detailed description.

How many shares of your Common Stock do you expect to be outstanding following the Rights Offering?

Assuming that all of the Rights offered hereby are exercised into shares of Common Stock, we will have outstanding 13,080,870 shares of our Common Stock immediately following the completion of the Rights Offering.

How do I exercise my Rights?

Subscription materials, including subscription rights certificates, will be made available to holders upon the commencement of the Rights Offering. Each record holder who wishes to exercise the basic subscription right under its Rights should properly complete and sign the applicable Rights certificate and deliver the Rights certificate together with payment of the Subscription Price for each share of our Common Stock subscribed for to the Subscription Agent before the Expiration Date. Each record holder who further wishes to exercise the over-subscription privilege under its Rights must also include payment of the Subscription Price for each share of our Common Stock subscribed for under the over-subscription privilege (provided that such holder's Rights were not acquired in the secondary market). We recommend that any Rights holder who uses the United States mail to effect delivery to the Subscription Agent use insured, registered mail with return receipt requested.

How may I pay the Subscription Price?

Your cash payment of the Subscription Price must be made by wire transfer of immediately available funds, check directly to the account maintained by the Subscription Agent, or bank draft drawn upon a U.S. bank payable to the Subscription Agent. If you intend on making your cash payment of the Subscription Price by uncertified check, you should ensure that the Subscription Agent receives the appropriate materials at least five business days prior to the expiration of the Rights Offering.

To whom should I send forms and payments?

You should send your subscription rights certificate and payment for shares of Common Stock subscribed for and any other required documentation to Computershare, the Subscription Agent for the offering, as follows:

If delivering by first class mail:

Computershare c/o Voluntary Corporate Actions

COY: LGL

P.O. Box 43011

Providence, RI 02940-3011

If delivering by registered, certified or express mail, or overnight courier:

Computershare c/o Voluntary Corporate Actions

COY: LGL

150 Royall Street, Suite V

Canton, MA 02021

What should I do if I want to participate in the Rights Offering but my shares of Common Stock are held in the name of my broker or a custodian bank on the Record Date?

We will ask brokers, dealers and nominees holding shares of our Common Stock on behalf of other persons to notify these persons of the Rights Offering. Any beneficial owner wishing to sell or exercise its Rights will need to have its broker, dealer or nominee act on its behalf. Additionally, brokers, dealers and nominees holding shares of our Common Stock on behalf of other persons are advised to notify those persons that purchased Rights in the secondary market that such Rights will not be entitled to participate in any over-subscription privilege.

Will I be charged any fees if I exercise my Rights?

We will not charge a fee to holders for exercising their Rights. However, any holder exercising its Rights through a broker, dealer or nominee will be responsible for any fees charged by its broker, dealer or nominee.

Are there any conditions to the consummation of the Rights offering?

There are no conditions to the consummation of the Rights offering. However, we reserve the right to reject your exercise of Rights if your exercise is not in accordance with the terms of the Rights Offering or in proper form. Neither we nor the Subscription Agent will have any duty to notify you of a defect or irregularity in your exercise of Rights. We will not be liable for failing to give you that notice. We will also not accept your exercise of Rights if our issuance of shares of Common Stock pursuant to your exercise would be unlawful under state or federal securities laws.

May I transfer my Rights if I do not want to purchase any shares?

Yes. The Rights being distributed to holders of our Common Stock are transferable, and we expect that they will begin trading on the NYSE American on or about           , 2026 (the first trading day following the Rights Distribution Date and the commencement date for the Rights Offering) under the symbol “LGL RT” and will cease trading at or shortly before the Expiration Date. However, we cannot assure you that a trading market for the Rights will develop. If you transfer your Rights, the person to whom you have transferred the Rights must exercise the Rights prior to the expiration of the Rights Offering, or the Rights will terminate.

Am I required to subscribe in the Rights Offering?

No. However, any holder of Rights who chooses not to exercise its Rights, and the Rights Offering is fully subscribed and completed, will experience significant dilution in its current ownership percentage of our outstanding shares of Common Stock.

What happens if I choose not to exercise my Rights?

You will retain your current number of shares of our Common Stock held directly by you even if you do not exercise your Rights. If you choose not to exercise your Rights, then the percentage of our Common Stock held directly by you will decrease. However, even if you choose to exercise your Rights in full, your percentage ownership of our Common Stock held directly by you will still decrease. The magnitude of the reduction will depend upon the extent to which Rights holders exercise their basic subscription rights and over-subscription privileges.

Am I required to exercise my Rights in full or may I exercise my Rights in part?

You may choose to exercise any number of the Rights you receive, or you may choose not to exercise any of your subscription rights. However, in order to exercise your over-subscription privilege, you must first exercise your basic subscription rights in full.

What if I fail to exercise or sell my Rights prior to the Expiration Date?

Any Rights that have not been exercised prior to the Expiration Date will be null and void and will have no value. Accordingly, by failing to exercise or sell your Rights prior to the Expiration Date, you will relinquish any value inherent in the Rights, even if such Rights were purchased on the NYSE American during the trading period.

If I exercise Rights in the Rights Offering, may I cancel or change my decision?

No. All exercises of Rights are irrevocable. See “The Subscription Rights Offering - No Revocation of Exercised Rights.”

If I exercise my Rights, when will I receive the shares for which I have subscribed?

We will issue the shares of our Common Stock for which subscriptions have been properly delivered to the Subscription Agent prior to the Expiration Date as soon as practicable following the Expiration Date.

Is exercising my Rights risky?

Yes. The exercise of your Rights involves risks and you should carefully consider the risks described under the heading “Risk Factors” in this prospectus, as well as in our periodic reports and other documents incorporated by reference herein, before you make a decision as to the exercise of your Rights to determine whether an investment in our securities is appropriate for you.

Have you or your Board made a recommendation as to whether I should exercise or transfer my Rights?

No. Neither we nor our Board has made any recommendation as to whether you should exercise or transfer your Rights. You should decide whether to transfer your Rights, subscribe for shares of our Common Stock, or simply take no action with respect to your Rights, based on your own assessment of your best interests.

What are the U.S. federal income tax consequences of the Rights distribution and the Rights Offering to me?

The Rights Offering is intended to be treated as a non-taxable distribution under Section 305(a) of U.S. Internal Revenue Code of 1986, as amended (the “Code”). Assuming that no gain or loss is recognized by, and no amount is otherwise included in the income of, holders of Common Stock as a result of the Rights Offering, the exercise of such Rights pursuant to the Rights Offering will not be a taxable event to such holders. A holder will generally recognize capital gain or loss upon the sale or exchange of its Rights prior to exercise. This position is not binding on the IRS, or the courts, however and that treatment depends in part on whether the Rights Offering is treated as part of a “disproportionate distribution” (including under Section 305(b) of the Code). If this Rights Offering is deemed to be part of a “disproportionate distribution” under Section 305 of the Code, your receipt of the Rights in this Offering may be treated as the receipt of a taxable distribution to you equal to the fair market value of the Rights. Any such distribution would be treated as dividend income to the extent of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and then as capital gain. For a discussion of the U.S. federal income tax considerations of the Rights Offering and the ownership of Rights, please see the section entitled “Material U.S. Federal Income Tax Consequences.”

What should I do if I have other questions?

If you need assistance regarding the submission of subscriptions, please contact info@lglgroup.com.

RISK FACTORS

You should carefully consider the specific risks described below, the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2025, the risk factors described under the caption “Risk Factors” in any applicable prospectus and any risk factors set forth in our other filings with the SEC made pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, which are incorporated by reference herein, before making an investment decision. Each of the risks described below and in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. See “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

The Rights may not have any value.

The Rights will expire at 5:00 p.m., Eastern Time, on the Expiration Date. There can be no assurance that the market price of our Common Stock will exceed the Subscription Price at any time during the Exercise Period or on the Expiration Date. If the market price of our Common Stock does not exceed the Subscription Price, your Rights will be of no value.

Stockholders who do not exercise their Rights will experience significant dilution.

If you do not exercise your basic subscription rights in full and the Rights Offering is fully subscribed and completed, you will experience significant dilution in your current ownership percentage of our outstanding shares of Common Stock.

Stockholders who do not exercise or sell their Rights prior to the Expiration Date will relinquish any value inherent in the Rights.

The Rights Offering will commence on              , 2026, and will remain open for a sixteen (16)-day period, during which you may exercise or sell your Rights. The Rights Offering will expire at 5:00 p.m., Eastern Time, on              , 2026, unless extended by our Board in its sole discretion. Any Rights that are not exercised or sold prior to the expiration of the Rights Offering will be null and void and will have no value. Accordingly, if you do not exercise or sell your Rights prior to the Expiration Date, you will relinquish any value inherent in the Rights.

The Subscription Price determined for this offering may not reflect the value of the Company.

The Subscription Price will be determined shortly before commencement of the Rights Offering by our Board (or a pricing committee of the Board) based on, among other factors, the prevailing market price of our Common Stock, discounts to market prices used in similar rights offerings, general market conditions, trading volatility of our shares, and the amount of net proceeds that we wish to raise, and the likelihood that this price will attract the maximum number of stockholders to participate in the Rights Offering in a timely fashion. Although we currently expect the Subscription Price to be equal to the greater of (x) a discount of not less than 1% and not more than 5% to the average of the daily VWAP of our Common Stock over the thirty (30) consecutive trading days ending on and including the Record Date or (y) $6.81, our book value attributable to LGL Group common stockholders per share as of March 31, 2026, the final Subscription Price may not bear any relationship to the book value of our assets, historic or future cash flows, financial condition or any other established criteria of value, and you should not regarding the Subscription Price as any indication of the value of the Common Stock. Our Board is not making any recommendations regarding your exercise of the Rights, and we did not receive a fairness opinion from a financial advisor in determining the Subscription Price or the terms of the Rights Offering.

After the date of this prospectus, our Common Stock may trade at prices significantly below the Subscription Price. As a result, you may not be able to recover your investment in the shares of our Common Stock by selling them.

The contemplated Subscription Price may represent only a modest discount to the market price, which could reduce participation in the Rights Offering.

Unlike a highly discounted or backstopped rights transaction, the structure contemplated by this prospectus is designed around a modest discount. If the market price of our Common Stock remains volatile, declines below the Subscription Price or does not otherwise make the Rights economically attractive, stockholders may choose not to exercise their Rights. As a result, we may raise substantially less capital than the maximum amount contemplated by this prospectus.

Because there is no minimum subscription requirement and no standby or back-up commitment to purchase Rights, the proceeds from the Rights Offering are uncertain and not assured.

We do not intend to condition consummation of the Rights Offering on receipt of any minimum amount of subscriptions and, as of the date of this prospectus, we have not entered into a binding standby, backstop or similar commitment to purchase Rights that are not exercised in the Rights Offering. Consequently, we may complete the Rights Offering even if subscriptions are received for only a small portion of the shares offered. If participation is limited, the Rights Offering may not provide the capital or strategic flexibility we currently expect, while still requiring us to incur offering expenses and devote management attention to execution. Marc Gabelli, our Executive Chairman, has informed us of his current intent to participate in the Rights Offering with respect to shares over which he or affiliated entities have voting and/or investment authority as of the Record Date, and he may seek to participate in the over-subscription privilege. However, he has not entered into any binding commitment or agreement in this regard. In addition, if Mr. Gabelli and other insiders participate and a significant portion of our other stockholders do not, insider ownership may increase as a percentage of our outstanding shares, which could enhance insiders’ influence over the election of directors, strategic transactions, capital allocation decisions and other matters submitted to stockholders.

The trading price for the Rights may bear little or no relationship to traditional valuation methods, or to the market price of our Common Stock, and therefore the trading price of the Rights may fluctuate significantly following their issuance.

The trading price of the Rights may have little or no relationship to, and may be significantly lower, or at times higher, than the price that would otherwise be established using traditional indicators of value, such as our future potential revenues, earnings, cash flows, prospects, and other financial and operating information, or multiples thereof; market prices of securities and other financial and operating information of companies in the electronics and merchant investment industries or adjacent markets; and the views of research analysts. Potential investors should not buy Rights in the open market unless they are willing to take the risk that the trading price of the Rights could fluctuate and decline significantly.

An active trading market for our Rights may not develop.

Prior to this offering, there has been no public market for our Rights. We have applied for listing the Rights on the NYSE American and expect trading to commence on or about               , 2026 under the symbol “LGL RT.” Even if the Rights are approved for listing on the NYSE American, an active trading market for our Rights may not develop or be sustained. We know of no third party that currently intends to make a market in the Rights. If an active market for our Rights does not develop or is not sustained, it may be difficult for you to sell the Rights without depressing the market price for such securities.

You may not revoke your Rights exercise and could be committed to buying shares above the prevailing market value of our Common Stock.

Once you exercise your basic subscription rights and any over-subscription privilege, you may not revoke your exercise and cancel your purchase of shares of Common Stock in the Rights Offering, unless we materially change the terms of the Rights Offering. The public trading market price of our Common Stock may decline before the Subscription Rights expire. If you exercise your Rights and, afterwards, the public trading market price of our Common Stock decreases below the Subscription Price, you will have committed to buying shares of our Common Stock at a price above the prevailing market value of our Common Stock. Moreover, you may be unable to sell your shares of Common Stock at a price equal to or greater than the Subscription Price you paid for such shares.

There may be unexpected delays in mail processing times and if you do not act on a timely basis and follow subscription instructions, your exercise of Rights may be rejected.

If you wish to exercise your Rights in this Rights Offering, you must act on a timely basis to ensure that all required forms and payments are actually received by the Subscription Agent prior to the Expiration Date. You are responsible for the method of delivery of subscription rights certificates, any necessary accompanying documents and payment of the Subscription Price to the Subscription Agent. If you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to your exercise in this offering, the Subscription Agent may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received. There may be unexpected delays in mail processing times. Neither we nor the Subscription Agent undertakes to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.

If we cancel the Rights offering, we will not have any obligation to you except to return your subscription payments.

If we elect to terminate the Rights offering, we do not have any obligation with respect to the Rights except to promptly return, without interest or deduction, any subscription payments we received from you. The Subscription Agent estimates it will take approximately two business days following the termination of the Rights Offering to clear before it is fully credited to the Subscription Agent’s account, except where a subscription payment has been made by uncertified check. In such a case, it may take as long as ten (10) business days to return the subscription payment if the Subscription Agent must wait for a check to clear before it is fully credited to the Subscription Agent’s account. Accordingly, if we terminate the Rights Offering, you will have lost the opportunity to invest your subscription payment in an alternative, and possibly profitable, investment during the time your subscription payment was held by the Subscription Agent.

The tax treatment of the Rights Offering is uncertain on whether the distribution could be treated as a taxable event to our stockholders.

The Rights Offering is intended to be treated as a non-taxable distribution under Section 305(a) of the Code. This position is not binding on the IRS, or the courts, however, and that treatment depends in part on whether the Rights Offering is treated as part of a “disproportionate distribution” under Section 305(b) of the Code. If the Rights Offering is deemed to be part of a “disproportionate distribution,” our stockholders may recognize taxable income for U.S. federal income tax purposes in connection with the receipt of the Rights. See the section entitled “Material U.S. Federal Income Tax Consequences” for further information on the treatment of the Rights Offering.

Our management will have broad discretion in the use of any net proceeds from this offering and may allocate any net proceeds from this Rights Offering in ways that you and other stockholders may not approve.

Our management will have broad discretion in the use of the net proceeds, if any, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether any net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of any net proceeds from the Rights Offering, their ultimate use may vary substantially from their currently intended use. The failure of our management to use these funds, if any, effectively could harm our business.

USE OF PROCEEDS

We will not receive any proceeds from the distribution of the Rights. Assuming that all of the Rights offered are exercised in full, the net proceeds from the exercise of the Rights (including exercise of the over-subscription privilege) will be approximately $          million, after deducting our estimated expenses related to this offering including registration, legal, printing, accounting, listing, and exercise fees.

We currently expect to use the net proceeds from this Rights Offering for potential acquisitions, strategic investments, investment in a strategic RF or defense-related funds or platforms, working capital, capital expenditures and general corporate purposes. Consistent with recent public statements by management, we may use proceeds to advance a broader defense technology and resilient infrastructure strategy, including opportunities related to precision timing and frequency and adjacent critical technologies. However, as of the date of this prospectus, we have not committed the proceeds to any specific acquisition, investment or transaction. Pending the application of the net proceeds, we may invest the proceeds in short-term, interest-bearing, investment-grade marketable securities or money market obligations.

We cannot assure you that any of the Rights will be exercised or that, if any Rights are exercised, we will use the resulting proceeds in a way with which you agree.

PLAN OF DISTRIBUTION

We are distributing our Rights directly to holders of our Common Stock held at the close of business as of the Record Date, on a pro rata basis, pursuant to the rights distribution, and have applied to list our Rights on the NYSE American on or about              , 2026 (the first trading day following the Rights Distribution Date and the commencement date for the Rights Offering) under the symbol “LGL RT.”

The Rights offered pursuant to this Rights Offering are being offered by us directly to all holders of our Common Stock as of the Record Date without the services of an underwriter or selling agent. We intend to distribute subscription materials, including subscription rights certificates, to those persons that were holders of our Common Stock as of the Record Date. The Rights entitle you to a basic subscription right and an over-subscription privilege (provided that the Rights were not acquired in the secondary market). The basic subscription right entitles you to purchase one share of our Common Stock per one Right, upon delivery of the required documents and payment of the Subscription Price per share, prior to the Expiration Date. You are not required to exercise your basic subscription rights, in full or in part, unless you wish to also purchase shares under your over-subscription privilege. The over-subscription privilege entitles stockholders of record as of the Record Date to purchase up to that number of shares of our Common Stock offered in the Rights Offering, not purchased by other Rights holders pursuant to their basic subscription rights, upon delivery of the required documents and payment of the Subscription Price per share prior to the Expiration Date. However, no Rights holder that acquired its Rights in the secondary market will be entitled to participate in the over-subscription privilege.

No minimum number of Rights must be exercised in connection with the Rights Offering and there is no standby purchase agreement or other backstop commitment to purchase Rights that are not exercised in the Rights Offering. Marc Gabelli and related parties and other directors and officers may participate in the Rights Offering on the same terms as other stockholders. Mr. Gabelli has informed us of his current intention to participate with respect to shares over which he or affiliated entities have voting and/or investment authority as of the Record Date and may seek to participate in the over-subscription privilege. None of our directors or officers, including Mr. Gabelli, has entered into any binding commitment or agreement to exercise Rights received in the Rights Offering.

We have not employed any brokers, dealers or underwriters in connection with the solicitation or exercises of Rights. Except as described herein, we are not paying any other commissions, fees or discounts in connection with the Rights Offering.

Computershare Trust Company, N.A. will act as the Subscription Agent for the Rights Offering. We have agreed to pay the Subscription Agent customary fees plus certain reasonable expenses in connection with its service as Subscription Agent equal to approximately $         . We have also agreed to indemnify it from liabilities it may incur in connection with the Rights Offering.

We estimate that our total expenses in connection with the Rights Offering, including registration, legal, printing, accounting, listing, and exercise fees, will be approximately $         .

Payment for the shares of Common Stock issuable upon exercise of the Rights will be considered received when the subscription has been accepted by us.

DILUTION

Purchasers of shares of Common Stock in the Rights Offering will experience an immediate dilution of the net tangible book value per share of our Common Stock. Our net tangible book value as of March 31, 2026 was approximately $46.6 million, or approximately $7.13 per share of Common Stock (based upon           shares of our Common Stock outstanding as of March 31, 2026). Net tangible book value per share is equal to our total tangible assets less our total liabilities, divided by the number of shares of our outstanding Common Stock.

Dilution per share to purchasers in the Rights Offering represents the difference between the amount per share paid by purchasers for our Common Stock in the Rights Offering and the as adjusted net tangible book value per share of our Common Stock immediately following the completion of the Rights Offering.

After giving effect to the sale of 6,540,435 shares of Common Stock upon exercise of the Rights offered by this prospectus at the public offering price of $  per share, after deducting our estimated expenses related to this offering, our as adjusted net tangible book value as of March 31, 2026, would have been approximately $  million or approximately $  per share. This represents an immediate increase in net tangible book value of approximately $  per share to our existing stockholders and an immediate dilution in net tangible book value of approximately $  per share to purchasers of our Common Stock in the Rights Offering, as illustrated by the following table:

Subscription Price for one share of Common Stock	$
Net tangible book value per share as of March 31, 2026	$
Increase per share attributable to purchasers in the Rights Offering	$
As adjusted net tangible book value per share as of March 31, 2026	$
Dilution in net tangible book value per share to purchasers in the Rights Offering	$

The information above is based on 6,540,435 shares of our Common Stock outstanding as of March 31, 2026, and excludes as of such date, shares of Common Stock issuable upon the exercise of outstanding options granted under our 2021 incentive plan.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market for Common Equity

Our Common Stock is traded on the NYSE American under the symbol “LGL.” We have applied to list the Rights on the NYSE American and expect trading to commence on or about              , 2026 under the symbol “LGL RT.” The last reported sales price of our Common Stock on the NYSE American on May 12, 2026, the last date practicable before the filing of this prospectus, was $6.91 per share.

Based upon information furnished by our transfer agent, as of May 13, 2026, we had approximately 1,300 holders of record of our Common Stock.

6,540,435 shares of our Common Stock were outstanding as of May 13, 2026. If all of the Rights offered are exercised in full, there would be 13,080,870 shares of Common Stock outstanding.

Stock Repurchase Program

In August 2011, our Board increased the total number of shares authorized for repurchase under our existing share repurchase program to 797,491 shares, of which 540,000 shares were available to be repurchased, at such times, amounts and prices as we shall deem appropriate. Subject to certain safe harbor rules, the timing, amounts, and manner in which we can repurchase shares is tied to prevailing trading volumes and other limitations, which includes a general limitation to 25% of the average daily trading volume based on the most recent prior four weeks. The share repurchase program has no time limits and may be suspended or discontinued at any time. As of May 13, 2026, we had repurchased a total of 133,047 shares of Common Stock under this program at a cost of $946,000, which shares are currently held in treasury.

Dividend Policy

Our Board has adhered to the practice of not paying cash dividends. This policy takes into account our long-term growth objectives, including our anticipated investments for organic growth, potential technology acquisitions or other strategic ventures, and stockholders’ desire for capital appreciation of their holdings. No cash dividends have been paid to our stockholders since January 30, 1989, and none are expected to be paid for the foreseeable future.

DESCRIPTION OF CAPITAL STOCK

General

The following summary description of our capital stock is based on the provisions of the Delaware General Corporation Law (the “DGCL”), our certificate of incorporation (our “Certificate of Incorporation”), and our by-laws, as amended (our “By-laws”). This description does not purport to be complete and is qualified in its entirety by reference to the full text of the DGCL, as it may be amended from time to time, and to the terms of our Certificate of Incorporation and By-laws, as each may be amended from time to time, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

Under our Certificate of Incorporation, the total number of shares of all classes of stock that we have authority to issue is 30,000,000 shares, consisting entirely of shares of Common Stock. As of May 13, 2026, there were 6,540,435 shares of Common Stock outstanding. We also have 200,000 shares of Common Stock issuable upon the exercise of outstanding stock options.

Redomestication from Delaware to Nevada

We are currently incorporated under the laws of the State of Delaware. Our Board of Directors approved and recommended that our stockholders approve a proposal to redomesticate and convert our company to a corporation organized under the laws of the State of Nevada from a corporation organized under the laws of the State of Delaware (the “Redomestication”). Our stockholders approved the Redomestication at our Annual Meeting of Stockholders on May 12, 2026, in accordance with the rules of the SEC. We expect to effect the Redomestication prior to the effectiveness of the registration statement of which this prospectus forms a part. In connection with the Redomestication, we expect to adopt and file with the Nevada Secretary of State new articles of incorporation and by-laws and, accordingly, we expect to update this summary description of our capital stock to reflect the provisions of the Nevada Revised Statutes and our new articles of incorporation and by-laws. Copies of our new articles of incorporation and by-laws will be filed as exhibits to an amendment to the registration statement of which this prospectus forms a part.

Common Stock

Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of Common Stock are entitled to receive such dividends, if any, as may from time to time be declared by our Board out of funds legally available therefor. Under our Certificate of Incorporation, holders of Common Stock are entitled to one vote per share, and are entitled to vote upon such matters and in such manner as may be provided by law. Holders of Common Stock have no preemptive, conversion, redemption or sinking fund rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to liquidation, holders of Common Stock, upon the liquidation, dissolution or winding up of the Company, are entitled to share equally and ratably in the assets of the Company. The outstanding shares of Common Stock are, and the shares of Common Stock to be offered hereby when issued will be, fully paid and non-assessable. The rights, preferences and privileges of holders of Common Stock are subject to any series of preferred stock that the Company may authorize and issue in the future.

Anti-Takeover Effects of Certain Provisions of Delaware Law and our Charter Documents

We are subject to the provisions of Section 203 of the DGCL. Under Section 203, we would generally be prohibited from engaging in any business combination with any interested stockholder for a period of three years following the time that this stockholder became an interested stockholder unless:

•	prior to such time, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, subject to exceptions; or

•

at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Under Section 203, a “business combination” includes:

•	any merger or consolidation involving the corporation and the interested stockholder;
•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation involving the interested stockholders;
•	any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder, subject to limited exceptions;
•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	any receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as an entity or person beneficially owning 15% or more of outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

Our Certificate of Incorporation and By-laws include a number of provisions that may discourage, delay or prevent a merger, acquisition or other change in control of the Company, even if such a change in control would be beneficial to our stockholders. These provisions include prohibiting our stockholders from fixing the number of directors, and establishing advance notice requirements for stockholder proposals that can be acted on at stockholder meetings and nominations to our Board.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Computershare Trust Company, N.A.

Market Information

Our Common Stock is traded on the NYSE American under the symbol “LGL.”

THE SUBSCRIPTION RIGHTS OFFERING

General

Our Board has determined that, subject to the satisfaction of all conditions to the Rights Offering, on the Rights Distribution Date, holders of our Common Stock will receive, at no charge, one Right for each share of Common Stock held by such holder on the Record Date. Each Right entitles the holder to a basic subscription privilege and an over-subscription privilege (provided that no Right was acquired in the secondary market). Under the basic subscription privilege, each one Right entitles the holder to purchase one share of our Common Stock at the Subscription Price for a period of sixteen (16) days from the date of this prospectus, subject to extension for up to an additional thirt (30) days. Each Right (to the extent such Right was not acquired in the secondary market) also has an over-subscription privilege, as described below under the heading “Subscription Rights - Over-Subscription Privilege.”

The Rights will be evidenced by subscription rights certificates. There will be no adjustment to the Rights upon any dividends on or changes in the outstanding shares of Common Stock. Subscriptions, once exercised, are irrevocable.

You may exercise any number of your Rights, or you may choose not to exercise any Rights. If not exercised, your Rights will expire at 5:00 p.m., Eastern Time, on              , 2026, the Expiration Date. Prior to such date and time, the Board of Directors may cancel the Rights Offering for any reason. After the Expiration Date, the Rights will expire and will no longer be exercisable. There is no minimum number of shares of Common Stock which must be subscribed for in order for this Rights Offering to be completed. We may accept payment for shares of Common Stock sold pursuant to any subscription received even if all of the shares of Common Stock offered are not subscribed for in this Rights Offering.

Except as described below, once you submit your subscription documents to our Subscription Agent together with your payment, you may not revoke your subscription, even if you subsequently learn unfavorable information about us or if the market price of our Common Stock declines to below the Subscription Price of the shares. You may revoke your prior subscription for our shares only if there is a material change in the terms of this offering.

Subscription Rights

Basic Subscription Right. The basic subscription right entitles you to purchase one share of our Common Stock per one Right, upon delivery of the required subscription documents and payment of the Subscription Price, prior to the Expiration Date. This one-for-one ratio is based on our determination that the amount of gross proceeds to be raised would be $          . You will receive book-entry statements, or your account will be credited by an amount representing shares that you purchase pursuant to your basic subscription right, as soon as practicable after the Expiration Date whether you exercise your basic subscription right immediately prior to the Expiration Date or earlier. You are not required to exercise your basic subscription right, in full or in part, unless you wish to also purchase shares under your over-subscription privilege described below.

Over-Subscription Privilege. The Rights include an over-subscription privilege relating to shares of our Common Stock. Subject to the allocation described below, the over-subscription privilege entitles stockholders as of the Record Date to purchase up to that number of additional shares of our Common Stock offered in the Rights Offering which are not purchased by other Rights holders pursuant to their basic subscription rights, upon delivery of the required subscription documents and payment of the Subscription Price per share prior to the Expiration Date. Those stockholders will be permitted to purchase shares of our Common Stock pursuant to their over-subscription privilege only if other holders of Rights do not exercise their basic subscription rights in full. However, no Right acquired in the secondary market will be entitled to participate in the over-subscription privilege.

If you wish to exercise your over-subscription privilege, you should indicate the number of additional shares that you would like to purchase in the space provided on your subscription rights certificate. When you send your subscription documents, you must also send the full purchase price for the number of additional shares that you have requested to purchase through your over-subscription privilege, which payment is in addition to the payment due for shares purchase through your basic subscription right. Once you exercise your over-subscription privilege, you may not revoke it.

Over-Subscription Allocation. If there are not enough shares of our Common Stock to satisfy all subscriptions pursuant to the exercise of the over-subscription privilege, we will allocate the shares that are available for purchase under the over-subscription privilege ratably among those Rights holders who exercise their over-subscription privilege. If an insufficient number of shares of Common Stock are available to fully satisfy the over-subscription privilege requests, the available shares of Common Stock will be distributed proportionately among the Rights holders who exercised their over-subscription privilege based on the number of shares of Common Stock each Rights holder requested in the over-subscription privilege under the Rights Offering, subject to certain limitations. The allocation for each stockholder would be obtained by multiplying the number of unsubscribed shares by a fraction (A) the numerator of which is the number of shares such stockholder subscribed for pursuant to the over-subscription privilege and (B) the denominator of which is the total number of shares sought to be subscribed for pursuant to the over-subscription privilege by all holders participating in such over-subscription. Regardless of the proportion, however, you will not receive more over-subscription shares than you actually apply for, although you may receive fewer.

As soon as practicable after the Expiration Date, we will determine the number of shares of Common Stock that you have been allocated pursuant to the over-subscription privilege. You will receive book-entry statements, or your account will be credited by an amount representing these shares promptly after the Expiration Date. If you request and pay for more shares than are allocated to you, then we will promptly refund that overpayment to you, without interest. In connection with the exercise of the over-subscription privilege, banks, brokers and other nominee holders of Rights who act on behalf of beneficial owners will be required to certify to us as to the aggregate number of Rights that have been exercised, and the number of shares of Common Stock that are being requested through the over-subscription privilege, by each beneficial owner on whose behalf the nominee holder is acting. Banks, brokers, and other nominee holders of Rights who act on behalf of beneficial owners are advised to notify those persons that purchase Rights in the secondary market that such Rights will not be entitled to participate in any over-subscription privilege.

Determination of Subscription Price

The Subscription Price will be determined by our Board (or a pricing committee of the Board) shortly before commencement of the Rights Offering. In determining the Subscription Price, our Board or pricing committee may consider, among other factors, the prevailing market price of our Common Stock, discounts to market prices used in similar rights offerings, general market conditions, trading volatility of our shares, and the amount of net proceeds that we wish to raise, and the likelihood that this price will attract the maximum number of stockholders to participate in the Rights Offering in a timely fashion. Based on the terms currently under consideration, we expect the Subscription Price to be equal to the greater of (x) a discount of not less than 1% and not more than 5% to the average of the daily volume-weighted average prices (“VWAP”) of our Common Stock over the thirty (30) consecutive trading days ending on and including the Record Date or (y) $6.81, our book value attributable to LGL Group common stockholders per share as of March 31, 2026, subject to adjustment and final Board approval. The Subscription Price is not necessarily indicative of the actual value of a share of our Common Stock, which may be significantly more or less than the Subscription Price. In addition, the Subscription Price is not an appraisal of, and may not reflect the price at which, the shares may be resold.

No Minimum Subscription Requirement; No Standby or Backstop Commitment

There is no minimum number of shares which must be subscribed for in order for the Rights Offering to be completed. We have not entered into any standby purchase agreement or other backstop commitment to purchase Rights that are not exercised in the Rights Offering. Consequently, we may complete the Rights Offering even if subscriptions are received for only a small portion of the shares offered, unless our Board elects to cancel, abandon or terminate the Rights Offering at any time prior to completion of the Rights Offering.

Insider Participation

Marc Gabelli, our Executive Chairman, has informed us that, based on his current plans, he intends to participate in the Rights Offering with respect to shares over which he or affiliated entities have voting and/or investment authority as of the Record Date, and he may seek to participate in the over-subscription privilege. Mr. Gabelli has not entered into any binding commitment or agreement in this regard, and he may change his plans at any time before the expiration of the Rights Offering. As of March 31, 2026, Mr. Gabelli and related parties beneficially owned approximately 15.3% of our outstanding shares of Common Stock and our directors and executive officers as a group, including Mr. Gabelli, beneficially owned approximately 18.6% of our outstanding shares of Common Stock.

Transferability of Rights; Listing

When issued, the Rights may be sold, transferred or assigned, in whole or in part. We have applied to list the Rights on the NYSE American and expect trading to commence on or about              , 2026, under the symbol “LGL RT.”  We know of no third party that currently intends to make a market in the Rights. An active trading market for the Rights may not develop or be sustained. If there is no active trading market, or the trading market is not sustained, you may be unable to sell your Rights or be unable to sell your shares at a price that is satisfactory to you.

Our Common Stock is listed on the NYSE American under the symbol “LGL.”

No Fractional Rights or Shares

We will not issue or pay cash in lieu of fractional Rights or fractional shares of Common Stock. Fractional Rights or shares of Common Stock (if any) will be rounded down.

Expiration Date

You may exercise the basic subscription right and the over-subscription privilege at any time before the Expiration Date, which is 5:00 p.m., Eastern Time, on              , 2026, unless the Rights Offering is extended. Any Rights not exercised before the Expiration Date will expire and will be null and void. We will not be obligated to honor your exercise of Rights if the Subscription Agent receives any of the required documents relating to your exercise after the Expiration Date, regardless of when you transmitted the documents, except if you have timely transmitted the documents under the guaranteed delivery procedures described below.

We may extend the Expiration Date for any reason. The Board reserves the option to extend the Exercise Period for a period not to exceed thirty (30) days past the original sixteen (16) day Exercise Period. If we elect to extend the date the Rights expire, we will issue a press release announcing the extension before 9:00 a.m., Eastern Time, on the first business day after the most recently announced Expiration Date. We have no current intention to extend the Expiration Date of the Rights Offering.

Exercising Your Rights

Rights materials, including subscription rights certificates, will be made available to holders following the commencement of the Rights Offering. You may exercise your Rights by delivering the following to the Subscription Agent before the Expiration Date:

•	your properly completed and executed subscription rights certificate evidencing the exercised Rights with any required signature guarantees or other supplemental documentation; and
•	your payment in full of the Subscription Price for each share of our Common Stock subscribed for pursuant to the basic subscription right and the over-subscription privilege.

Payment of Subscription Price

Your cash payment of the Subscription Price must be made in U.S. funds by wire transfer of immediately available funds, check directly to the account maintained by the Subscription Agent or bank draft drawn upon a U.S. bank payable to the Subscription Agent. Your cash payment of the Subscription Price for Rights will be deemed to have been received by the Subscription Agent only when the Subscription Agent receives your wire transfer, check or bank draft.

Stockholders holding shares through a nominee, broker or dealer should make their payments according to the method selected with their nominee, broker or dealer.

The Subscription Agent will hold your payment of the Subscription Price in a segregated account until we issue to you your shares of Common Stock or return your overpayment, if any. We will retain any interest earned on any cash funds held by the Subscription Agent in connection with the Rights Offering prior to the consummation of the Rights Offering or the return of such funds, if required, pursuant to this prospectus. No shares will be issued until the Exercise Period ends.

No Revocation of Exercised Rights

Once you have exercised your basic subscription right and, should you choose, your over-subscription privilege, you may not revoke your exercise, unless there is a material change in the terms of the Rights Offering. All exercises of Rights are irrevocable.

Rights as a Stockholder

Until Rights holders acquire shares of our Common Stock upon exercise of the Rights, Rights holders will have no rights with respect to the shares of our Common Stock underlying such Rights. Upon the acquisition of shares of our Common Stock upon exercise of the Rights, the holders thereof will be entitled to exercise the rights of a common stockholder only as to matters for which the record date for the matter occurs after the exercise date of the Rights.

Settlement

All exercises of Rights (including pursuant to any exercise of the over-subscription privilege) that are fulfilled will be settled as soon as practicable following the Expiration Date. No Rights (including those Rights subject to the over-subscription privilege) shall be exercised after 5:00 p.m. Eastern Time on the Expiration Date. Holders may not receive such shares within the typical one business day settlement after exercise of their Rights (or the exercise of the over-subscription privilege). The Company reserves the right to change the settlement mechanics, and timing of settlement, as needed.

Conditions to the Rights Distribution

The rights distribution is subject to the satisfaction of the following conditions:

•	the effectiveness under the Securities Act of the registration statement of which this prospectus forms a part;
•	the approval of the NYSE American for the listing of our Rights; and
•	our Board shall not have revoked the rights distribution prior to the Rights Distribution Date.

Return of Excess Payment

If you do not indicate the number of shares of Common Stock being purchased for Rights you receive, or do not forward full payment of the aggregate Subscription Price for the number of shares that you indicate are being purchased, then you will be deemed to have exercised the Rights with respect to the maximum number of shares of Common Stock that may be purchased for the aggregate Subscription Price payment received by the Subscription Agent. If your aggregate Subscription Price payment is greater than the amount you owe for your subscription, the Subscription Agent will promptly return to you by mail or similarly prompt means, or as otherwise instructed by us, the excess amount without interest or deduction, after the Expiration Date.

Signature Guarantee Requirements

Your signature on each subscription rights certificate must be guaranteed by an eligible institution such as a member firm of a registered national securities exchange or a commercial bank or trust company having an office or correspondent in the United States, subject to standards and procedures adopted by the Subscription Agent, unless:

•	your subscription rights certificate is registered in your name; or
•	you are an eligible institution.

Instructions for Completing the Subscription Rights Certificates

You should read and follow the instructions accompanying the subscription rights certificate carefully. If you want to exercise your Rights, you must send your completed subscription rights certificate, any required subscription documents and payment of the Subscription Price to the Subscription Agent. Do not send your subscription rights certificate(s) and Subscription Price payment to us.

You are responsible for the method of delivery of your subscription rights certificate, any required subscription documents and payment of the Subscription Price to the Subscription Agent. If you send your subscription rights certificate and other items by mail, we recommend that you send them by registered mail, properly insured, with return receipt requested. You should allow a sufficient number of days to ensure delivery to the Subscription Agent prior to the time the Rights Offering expires. Because uncertified personal checks may take at least five business days to clear, you are strongly urged to pay, or arrange for payment, by means of a wire transfer of funds, certified check or bank draft.

Delivery of Subscription Materials and Payment

You should deliver the subscription rights certificate and payment of the Subscription Price, as well as any notices of guaranteed delivery and any other required documentation, to the Subscription Agent at the following addresses:

If delivering by first class mail:

Computershare c/o Voluntary Corporate Actions

COY: LGL

P.O. Box 43011

Providence, RI 02940-3011

If delivering by registered, certified or express mail, or overnight courier:

Computershare c/o Voluntary Corporate Actions

COY: LGL

150 Royall Street, Suite V

Canton, MA 02021

If sending payment of the Subscription Price by wire of immediately available funds, please contact the Subscription Agent for further instruction.

In considering which method of delivery to use, holders of Rights should take into consideration the amount of time remaining in the Rights Offering, as well as any guaranteed delivery procedures, to ensure that materials are delivered prior to the expiration of the Rights Offering. If you intend on making your cash payment of the Subscription Price by uncertified check, you should ensure that the Subscription Agent receives the appropriate materials at least five business days prior to the expiration of the Rights Offering.

Receipt of Payment

Your payment will be considered received by the Subscription Agent only upon (a) clearance of any uncertified check, (b) receipt by the Subscription Agent of any certified check or bank draft drawn upon a U.S. bank, or (c) receipt of collected funds in the subscription account designated above.

Determinations Regarding the Exercise of Rights

We will decide all questions concerning the timeliness, validity, form and eligibility of your exercise of Rights. Our decisions will be final and binding. We, in our sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within whatever time we determine. We may reject the exercise of any of your Rights because of any defect or irregularity. Your subscription will not be deemed to have been received or accepted until all irregularities have been waived by us or cured by you within the time we decide, in our sole discretion.

We reserve the right to reject your exercise of Rights if your exercise is not in accordance with the terms of the Rights Offering or in proper form. Neither we nor the Subscription Agent will have any duty to notify you of a defect or irregularity in your exercise of the Rights. We will not be liable for failing to give you that notice. We will also not accept your exercise of Rights if our issuance of shares of Common Stock pursuant to your exercise could be deemed unlawful or materially burdensome. See “Regulatory Limitations” and “Compliance with State Regulations” below.

Guaranteed Delivery Procedures

If you wish to exercise your Rights, but you do not have sufficient time to deliver the subscription rights certificates evidencing your Rights to the Subscription Agent before the Expiration Date, you may exercise your Rights by the following guaranteed delivery procedures:

•

provide your payment in full of the Subscription Price for each share of our Common Stock being subscribed for pursuant to the basic subscription right and the over-subscription privilege to the Subscription Agent before the Expiration Date;

•	deliver a notice of guaranteed delivery to the Subscription Agent at or before the Expiration Date; and
•

deliver the properly completed subscription rights certificate evidencing the Rights being exercised, with any required signatures, to the Subscription Agent within one (1) business day following the date the Subscription Agent receives your notice of guaranteed delivery.

Your notice of guaranteed delivery must be substantially in the form provided with the instructions distributed to you with your subscription rights certificate. Your notice of guaranteed delivery must come from an eligible institution which is a member of, or a participant in, a signature guarantee program acceptable to the Subscription Agent.

In your notice of guaranteed delivery you must state:

•	your name;
•

the number of Rights represented by your subscription rights certificates, the number of shares of our Common Stock you are subscribing for pursuant to the basic subscription privilege, and the number of shares of our Common Stock, if any, you are subscribing for pursuant to the over-subscription privilege; and

•

your guarantee that you will deliver to the Subscription Agent any subscription rights certificates evidencing the Rights you are exercising within one business day following the date the Subscription Agent receives your notice of guaranteed delivery.

You may deliver the notice of guaranteed delivery to the Subscription Agent in the same manner as the subscription rights certificate at the addresses set forth under “Delivery of Subscription Materials and Payment” above.

Notices to Nominees

If you are a broker, a dealer, a trustee or a depositary for securities who will hold shares of our Common Stock for the account of others as a nominee holder and thus will hold Rights for the account of others as a nominee holder, you should notify the respective beneficial owners of those shares of the issuance of the Rights as soon as possible to find out the beneficial owners’ intentions. You should obtain instructions from the beneficial owner with respect to the Rights, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial owner so instructs, you should complete the appropriate subscription rights certificates and submit them to the Subscription Agent with the proper payment. You should also notify any person that purchases Rights in the secondary market that such Rights will not be entitled to participate in any over-subscription privilege.

A nominee holder that holds shares for the account(s) of more than one beneficial owner may exercise the number of Rights to which all such beneficial owners in the aggregate otherwise would have been entitled if they had been direct record holders of our Common Stock as of the Record Date, so long as the nominee submits the appropriate subscription rights certificates and proper payment to the Subscription Agent.

Beneficial Owners

If you are a beneficial owner of shares of our Common Stock and thus will be a beneficial owner of our Rights that you hold through a nominee holder following the rights distribution, we will ask your broker, dealer or other nominee to notify you of the Rights Offering. If you wish to sell or exercise your Rights, you will need to have your broker, dealer or other nominee act for you. To indicate your decision with respect to your Rights, you should complete and return to your broker, dealer or other nominee the form entitled “Beneficial Owner Election Form.” You should receive this form from your broker, dealer or other nominee with the other subscription materials.

Method of Transferring and Selling Rights

You may transfer Rights in whole by endorsing the subscription rights certificate for transfer. Please follow the instructions for transfer included in the information sent to you with your subscription rights certificate. If you wish to transfer only a portion of the Rights, you should deliver your properly endorsed subscription rights certificate to the Subscription Agent. With your subscription rights certificate, you should include instructions to register such portion of the Rights evidenced thereby in the name of the transferee (and to issue a new subscription rights certificate to the transferee evidencing such transferred Rights). You may only transfer whole Rights and not fractions of a Right. If there is sufficient time before the expiration of the Rights Offering, the Subscription Agent will send you a new subscription rights certificate evidencing the balance of the Rights issued to you but not transferred to the transferee. You may also instruct the Subscription Agent to send the subscription rights certificate to one or more additional transferees. If you wish to sell your remaining Rights, you may request that the Subscription Agent send you certificates representing your remaining (whole) Rights so that you may sell them through your broker or dealer.

If you wish to transfer all or a portion of your Rights, you must notify the Subscription Agent on or before 11:00 a.m., Eastern Time, on the fifth business day before the Expiration Date for the Subscription Agent to:

•	receive and process your transfer instructions; and
•	issue and transmit a new subscription rights certificate to your transferee or transferees with respect to transferred Rights, and to you with respect to any Rights you retained.

Neither we nor the Subscription Agent shall have any liability to a transferee or transferor of Rights if subscription rights certificates are not received in time for exercise prior to the Expiration Date or sale prior to the day immediately preceding the Expiration Date.

You are responsible for all commissions, fees and other expenses (including brokerage commissions and transfer taxes) incurred in connection with the purchase, sale or exercise of your Rights, except that we will pay any fees of the Subscription Agent associated with the exercise of Rights. Any amounts you owe will be deducted from your account.

Foreign Stockholders

We will not mail subscription rights certificates to registered stockholders as of the Record Date or to subsequent transferees whose addresses are outside the United States. Instead, we will have the Subscription Agent hold the subscription rights certificates for those holders’ accounts. To exercise their Rights, registered foreign holders must notify the Subscription Agent on or before 11:00 a.m., Eastern Time, on the fifth business day prior to the Expiration Date, and must establish to the satisfaction of the Subscription Agent that such exercise is permitted under applicable law. If a registered foreign holder does not notify and provide acceptable instructions to the Subscription Agent by such time (and if no contrary instructions have been received), the Rights will be sold on behalf of such registered foreign holder, subject to the Subscription Agent’s ability to find a purchaser. Any such sales will be deemed to be effected at the weighted average sale price of all Rights sold by the Subscription Agent. The Subscription Agent will remit a check for the net proceeds from the sale of any Rights, reduced by any applicable tax withholding (including backup withholding), to registered foreign holders by mail.

Regulatory Limitations

We will not be required to issue to you shares of our Common Stock pursuant to the Rights Offering if, in our opinion, you would be required to obtain prior clearance or approval from any state or federal regulatory authorities to own or control such shares and if, at the Expiration Date, you have not obtained such clearance or approval.

Issuance of Our Common Stock

Unless we earlier terminate the Rights Offering, the Subscription Agent will issue to you the shares of our Common Stock purchased by you in the Rights Offering as soon as practicable after the Expiration Date. Each subscribing holder's new shares will be issued in book-entry form.

Your payment of the aggregate Subscription Price will be retained by the Subscription Agent and will not be delivered to us, unless and until your subscription is accepted and you are issued your subscribed for shares of our Common Stock. We will not pay you any interest on funds paid to the Subscription Agent, regardless of whether the funds are applied to the Subscription Price or returned to you. You will have no rights as a stockholder of our company with respect to the subscribed for shares of our Common Stock until the shares are deposited in the book-entry account held on your behalf. Upon the deposit of the shares in the applicable book-entry account, you will be deemed the owner of the shares you purchased by exercise of your Rights. Unless otherwise instructed in the subscription rights certificates, the shares issued to you pursuant to your subscription will be registered in your name or the name of your nominee, if applicable. Once the Exercise Period terminates, we will issue the Common Stock underlying the exercised Rights.

No Recommendations to Rights Holders

Neither we nor our Board has made any recommendation as to whether you should exercise or transfer your Rights. You should decide whether to transfer your Rights, subscribe for shares of our Common Stock, or simply take no action with respect to your Rights, based on your own assessment of your best interests.

Procedures for DTC Participants

We expect that your exercise of your Rights may be made through the facilities of The Depository Trust Company (“DTC”). If your Rights are held of record through DTC, you may exercise your Right by instructing DTC to transfer your Rights from your account to the account of the Subscription Agent, together with certification as to the aggregate number of Rights you are exercising and the number of shares of our Common Stock you are subscribing for, and your Subscription Price payment for each share you subscribed for. No change will be made to the cash Subscription Price by reason of changes in the trading price of our Common Stock prior to the closing of the Rights Offering.

Termination of the Rights Offering

Our Board may determine to abandon the rights distribution at any time and, even after the Rights have been distributed, may also determine to abandon the Rights Offering prior to its commencement or terminate the Rights Offering following its commencement for any reason at any time before the Expiration Date, in our sole discretion. If we terminate the Rights Offering, we will promptly issue a press release announcing the termination, and we will promptly thereafter return all subscription payments. We will not pay interest on, or deduct any amounts from, subscription payments if we terminate the Rights Offering.

Shares of Our Common Stock Outstanding Following the Rights Offering

We have 6,540,435 shares of Common Stock outstanding on the date of this prospectus. We will distribute Rights to purchase up to 6,540,435 shares of our Common Stock. Assuming that all of the Rights are exercised in full, upon the expiration of the Exercise Period, we will have outstanding 13,080,870 shares of Common Stock. This assumes that during the Rights Offering we issue no other shares of Common Stock and no stock options for our Common Stock are exercised.

Shares of Common Stock issuable pursuant to the exercise of the Rights will be freely tradable without restriction or further registration under the Securities Act, except for any such shares which may be held or acquired by our “affiliates,” as that term is defined in Rule 144 promulgated under the Securities Act.

We will not be issuing stock certificates for the Common Stock issued pursuant to this Rights Offering. Issuance of Common Stock will be made electronically via book entry by Computershare, our transfer agent.

Compliance with State Regulations

We are not making the Rights Offering in any state or other jurisdiction in which it is unlawful to do so. We will not sell or accept an offer to purchase shares of our Common Stock from you if you are a resident of any state or other jurisdiction in which the sale or offer of the Rights would be unlawful. We may delay the commencement of the Rights Offering in certain states or other jurisdictions in order to comply with the laws of those states or other jurisdictions. However, we may decide, in our sole discretion, not to modify the terms of the Rights Offering as may be requested by certain states or other jurisdictions. If that happens and you are a resident of the state or jurisdiction that requests the modification, you will not be eligible to participate in the Rights Offering. We do not expect that there will be any changes in the terms of the Rights Offering.

Subscription Agent

We have appointed Computershare Trust Company, N.A. as the Subscription Agent for the Rights Offering. We will pay its fees and expenses related to the Rights Offering and have agreed to indemnify it from liabilities it may incur in connection with the Rights Offering.

Information Agent

An information agent will not be used for the Rights Offering.  If you have any questions or require assistance regarding the method of exercising your Rights or requests for additional copies of this document or subscription materials, you should contact info@lglgroup.com.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

This section describes the expected material U.S. federal income tax consequences, as of the date of this prospectus, to “U.S. holders” (as defined below) of our Common Stock of (i) the receipt, sale, exercise (or expiration) of the Rights distributed by the Company in the Rights Offering and (ii) the receipt, ownership and sale or other disposition of shares of our Common Stock acquired upon exercise of the Rights pursuant to the basic subscription right or, if applicable, the over-subscription privilege.

This summary does not provide a complete analysis of all potential tax considerations. It applies to you only if you are a U.S. holder, you acquire your Rights by distribution from the Company in the Rights Offering, and you hold the Common Stock issued to you upon exercise of the Rights pursuant to the basic subscription right and/or the over-subscription privilege as capital assets within the meaning of Section 1221 of the Code. This section does not apply to you if you are not a U.S. holder or if you are a member of a class of holders subject to special rules, including, without limitation, U.S. expatriates and former citizens or long-term residents of the United States, banks, other financial institutions, regulated investment companies, real estate investment trusts, brokers or dealers in securities or foreign currency, traders in securities that elect to use a mark-to-market method of accounting, tax-exempt organizations, insurance companies, controlled foreign corporations, passive foreign investment companies, and corporations that accumulate earnings to avoid U.S. federal income tax, S corporations, persons deemed to sell the Rights or shares of our Common Stock under the constructive sale provisions of the Code, persons subject to special tax accounting rules as a result of any item of gross income being taken into account in an applicable financial statement (as defined in the Code), tax-qualified retirement plans, persons who own or have owned (directly, indirectly or constructively) 5% or more of our Common Stock, holders who hold Common Stock as part of a hedge, straddle, conversion, constructive sale or other risk-reduction transaction, holders whose functional currency is not the U.S. dollar, or persons who received, hold or will receive shares of our Common Stock or the Rights pursuant to the exercise of any employee stock option or otherwise as compensation and persons who hold restricted Common Stock.

This section is based upon the Code, Treasury Regulations promulgated thereunder, legislative history, judicial authority and published rulings, any of which may subsequently be changed, possibly retroactively, or interpreted differently by the IRS so as to result in U.S. federal income tax consequences different from those discussed below. The discussion that follows neither binds the IRS nor precludes the IRS from adopting a position contrary to that expressed in this prospectus, and no assurance can be given that such a contrary position would not be asserted successfully by the IRS or sustained by a court if litigated. We have not sought, and will not seek, a ruling from the IRS regarding the U.S. federal income tax consequences of the Rights Offering. This summary does not deal with any U.S. federal non-income, state, local or foreign tax consequences, estate or gift tax consequences, or other tax consequences (including under the Medicare contribution tax on net investment income), nor does it address any tax considerations applicable to persons other than U.S. holders.

You are a “U.S. holder” if you are a beneficial owner of Rights or Common Stock and you are:

•

an individual who is a citizen or resident of the United States (including an alien individual who is a lawful permanent resident of the United States or meets the substantial presence test under Section 7701(b) of the Code);

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;
•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or
•	a trust (a) if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (b) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) receives a distribution of Rights or holds Common Stock acquired upon exercise of Rights, the U.S. federal income tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. Partners and partnerships are urged to consult their own tax advisors as to the U.S. federal income tax consequences of receiving, selling or exercising the Rights and acquiring, holding and disposing of Common Stock.

EACH HOLDER OF RIGHTS OR COMMON STOCK IS URGED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE SPECIFIC U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE RECEIPT, OWNERSHIP, EXERCISE (OR EXPIRATION) AND DISPOSITION OF THE RIGHTS, AND THE ACQUISITION, OWNERSHIP AND DISPOSITION OF COMMON STOCK ACQUIRED UPON EXERCISE OF THE RIGHTS.

Receipt, Exercise and Expiration of the Rights; Tax Basis and Holding Period of Common Stock Received upon Exercise of the Rights

Receipt of the Distribution of Rights

Although the authorities governing transactions such as this offering are complex and unclear in certain respects (including with respect to the effects of the over-subscription privilege), we believe and intend to take the position that a U.S. holder’s receipt of Rights pursuant to this Rights Offering should not be treated as a taxable distribution with respect to such holder’s existing shares of Common Stock for U.S. federal income tax purposes. Section 305(a) of the Code generally provides that the receipt by a holder of a right to acquire stock or warrants is not included in the taxable income of the holder; however, the general non-recognition rule in Section 305(a) of the Code is subject to exceptions described in Section 305(b) of the Code, which include “disproportionate distributions.” A disproportionate distribution is generally a distribution or a series of distributions, including deemed distributions, that has the effect of the receipt of cash or other property by some holders (including holders of rights to acquire stock and holders of debt instruments convertible into stock) and an increase in the proportionate interest of other holders (including holders of rights to acquire stock and holders of debt instruments convertible into stock) in a corporation’s assets or earnings and profits.

The Company has not made any distributions of cash or property (other than stock or rights to acquire stock) with respect to its stock or options or warrants to acquire stock. Currently, the Company does not intend to make any future distributions of cash or property (other than stock or rights to acquire stock) with respect to its stock or options or warrants to acquire stock; however, there is no guarantee that the Company will not make such distributions or payments, or distributions or payments in respect of other equity or convertible debt instruments, in the future. The Company also has not had convertible debt outstanding in the last 36 months, and it does not intend to issue any convertible debt, but there is no guarantee that the Company will not do so in the future. Although the Company previously had outstanding warrants, those warrants have been exercised or expired within the last 36 months, and some shares of the Company’s common stock were distributed to certain warrant holders in respect of other expired, unexercised warrants. However, the application of the disproportionate distribution rules is very complex and subject to uncertainty. The Company intends that the distribution of the Rights not increase any holder’s proportionate interest in our earnings and profits or assets in a manner that would result in a disproportionate distribution, and intends to take the position that the receipt of Rights through the Rights Offering should not be treated as a disproportionate distribution as contemplated under Section 305(b) of the Code.

This position regarding the non-taxable treatment of this offering is not binding on the IRS or the courts. If this position is finally determined by the IRS or a court to be incorrect, whether because, contrary to our expectations, distributions of cash or property (other than stock or rights to acquire stock) are made with respect to our stock or stock options, because the issuance of the rights is a “disproportionate distribution” or for any other reason, the fair market value of the rights would be taxable to U.S. holders of our Common Stock generally in the manner as described below under “—Distributions on Common Stock.”

The remainder of this discussion is based upon the treatment of this offering as a non-taxable distribution with respect to a U.S. holder’s existing shares of Common Stock for U.S. federal income tax purposes.

Tax Basis and Holding Period in the Rights

If the fair market value of the Rights distributed to you is less than 15% of the fair market value of your Common Stock on the date you receive your Rights, your Rights generally will be allocated a zero tax basis for U.S. federal income tax purposes, unless you elect to allocate tax basis between your existing Common Stock and your Rights in proportion to their relative fair market values determined on the date you receive your Rights. If you choose to allocate tax basis between your existing Common Stock and your Rights, you must make this election on a statement included with your U.S. federal income tax return for the taxable year in which you receive your Rights. Such an election is irrevocable.

If the fair market value of the Rights distributed to you is 15% or more of the fair market value of your existing Common Stock on the date you receive your Rights, you must allocate your tax basis in your existing Common Stock between your existing Common Stock and your Rights in proportion to their relative fair market values determined on the date you receive your Rights.

The fair market value of the Rights on the date the Rights are distributed is uncertain, and we have not obtained, and do not intend to obtain, an appraisal of that fair market value. In determining the fair market value of the Rights, you should consider all relevant facts and circumstances, including any difference between the Subscription Price and the trading price of our Common Stock on the date the Rights are distributed, the length of the period during which the Rights may be exercised and the fact that the Rights are transferable.

Your holding period in Rights distributed to you will include your holding period in the shares of Common Stock with respect to which the Rights were distributed.

Exercise and Expiration of the Rights

You should not recognize any gain or loss upon the exercise of Rights distributed to you in the Rights Offering. A U.S. holder’s adjusted tax basis, if any, in the Right plus the Subscription Price will establish the U.S. holder’s initial tax basis in the shares of Common Stock received upon exercise of such U.S. holder’s Right.  It is unclear whether a U.S. holder’s holding period for a share of Common Stock acquired upon exercise of a Right in this Offering will begin on the date of exercise or the day following the date of exercise.

If you allow Rights received in the Rights Offering to expire, you generally should not recognize any gain or loss upon that expiration. If you have tax basis in Rights and you allow such Rights to expire, the tax basis of the shares of Common Stock owned by you with respect to which such Rights were distributed generally will be restored to the tax basis of such Common Stock immediately before the receipt of the Rights in the Rights Offering.

If you exercise Rights distributed to you in the Rights Offering after disposing of the shares of Common Stock with respect to which such Rights were received, certain aspects of the tax treatment of such exercise are unclear, including (1) the allocation of tax basis between the Common Stock previously sold and the Rights, (2) the impact of such allocation on the amount and timing of gain or loss recognized with respect to the Common Stock previously sold, and (3) the impact of such allocation on the tax basis of Common Stock acquired through the exercise of the Rights. Furthermore, if you exercise the Rights and sell other shares of our Common Stock within the 61-day period beginning 30 days before the exercise date and ending 30 days after the exercise date, the “wash sale” rules may disallow the recognition of any loss upon the sale of our Common Stock. If a U.S. holder exercises a Right received in this Offering after disposing of shares of our Common Stock with respect to which the Right is received, the U.S. holder should consult its tax advisor.

Sale or Other Disposition of the Rights

Upon a sale, exchange, or other taxable disposition of Rights received in the Rights Offering, a U.S. holder generally will recognize capital gain or loss equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis, if any, in such Rights. Such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period of the Rights exceeded one year at the time of disposition. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, generally are subject to reduced rates of taxation. The deductibility of capital losses is subject to limitations.

EACH HOLDER OF RIGHTS SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE DISTRIBUTION, EXERCISE (OR EXPIRATION) OR DISPOSITION OF THE RIGHTS, INCLUDING WHETHER THE RIGHTS OFFERING COULD BE TAXABLE AS A “DISPROPORTIONATE DISTRIBUTION” WITHIN THE MEANING OF SECTION 305 OF THE CODE.

Ownership and Disposition of Common Stock Acquired Through Exercise of the Rights

Distributions on Common Stock Acquired Through Exercise of the Rights

Cash distributions on Common Stock will be dividends for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes, and will be taxable as ordinary income, although possibly at reduced rates as discussed below. To the extent that the amount of any distribution paid with respect to Common Stock exceeds our current or accumulated earnings and profits, the excess will be treated first as a nontaxable return of capital to the extent of your adjusted tax basis in the Common Stock and then as capital gain.

If we make a distribution on the Common Stock in the form of additional shares of our Common Stock, such distribution generally should be nontaxable under Section 305 of the Code. Such a stock distribution will not be tax-free, however, if one or more of the following exceptions apply: (1) at the election of any holder, the distribution can be paid in cash or other property instead of stock, (2) the result of the distribution is that some holders receive cash or other property while other holders increase their interest in the earnings or assets of the corporation (a disproportionate distribution, as discussed above), (3) the distribution is a distribution on preferred stock, or (4) the distribution is payable in convertible preferred stock, unless we can establish that the distribution will not have the effect listed in clause (2) above. In general, you are bound by our determination of the tax treatment of any stock distribution unless you explicitly disclose that you are taking a contrary position in a statement attached to your timely filed U.S. federal income tax return for the taxable year in which you receive such distribution.

Distributions on Common Stock taxable as dividends received by corporate U.S. holders generally will be eligible for the dividends received deduction, subject to various conditions and limitations. Subject to certain exceptions for short-term and hedged positions and provided that certain holding period and other requirements are met, distributions constituting “qualified dividend income” received by non-corporate U.S. holders in respect of Common Stock generally are currently subject to a reduced maximum tax rate (plus the additional tax on net investment income described below under “— Additional Tax on Net Investment Income,” if applicable).

You should consult your own tax advisor regarding the availability of any reduced dividend tax rates or the dividends received deduction in light of your particular circumstances.

Sale or Other Disposition

A sale, exchange, or other disposition of the Common Stock generally will result in gain or loss equal to the difference between (i) the amount realized upon the disposition (not including any proceeds attributable to declared and unpaid dividends, which will be taxable as described above if you have not previously included such dividends in income) and (ii) your adjusted tax basis in the Common Stock. The gain or loss will be long-term capital gain or loss if you held the Common Stock for more than one year at the time of sale, exchange, or other disposition. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, generally are subject to reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Additional Tax on Net Investment Income

An additional 3.8% federal tax is imposed on the net investment income of certain individuals, estates and trusts. Among other items, net investment income generally includes gross income from dividends and net gain from the disposition of property, such as the Rights and the Common Stock, less certain deductions. You should consult your tax advisor with respect to this additional tax.

Information Reporting and Backup Withholding

A U.S. holder may be subject to information reporting and backup withholding (currently at a rate of 24%) when such holder receives dividend payments (including constructive dividends) or receives proceeds from the sale or other taxable disposition of the shares of our Common Stock acquired through the exercise of Rights. Certain U.S. holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. holder will be subject to backup withholding unless such holder provides the holder’s taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules or the holder provides proof of an applicable exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Additional Withholding Tax on Payments Made to Foreign Accounts

Provisions of the Code commonly referred to as “FATCA” require withholding of 30% on payments of dividends on our Common Stock, as well as of gross proceeds of dispositions of our Common Stock, to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Under proposed regulations, the preamble to which states that taxpayers may rely on the proposed regulations until final regulations are issued, this withholding tax will not apply to the gross proceeds from the sale, exchange, redemption or other taxable disposition of our Common Stock. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally may obtain a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden).

Holders should consult their tax advisors regarding the potential application of withholding under FATCA to their receipt, ownership, and exercise and disposition of Rights and the ownership and disposition of shares of our Common Stock acquired upon exercise of the Rights.

THE PRECEDING DISCUSSION OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES IS NOT TAX ADVICE. HOLDERS OF RIGHTS AND COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES UNDER U.S. FEDERAL ESTATE AND GIFT TAX LAWS, AND UNDER NON-U.S., STATE AND LOCAL TAX LAWS AND TAX TREATIES, OF THE RECEIPT, OWNERSHIP, EXERCISE (OR EXPIRATION) AND DISPOSITION OF THE RIGHTS AND THE ACQUISITION, OWNERSHIP AND DISPOSITION OF COMMON STOCK ACQUIRED UPON EXERCISE OF THE RIGHTS.

LEGAL MATTERS

The validity of the securities offered in this prospectus will be passed upon for us by our counsel, Olshan Frome Wolosky LLP, New York, New York.

EXPERTS

The consolidated financial statements of The LGL Group, Inc. as of and for the years ended December 31, 2025 and 2024, incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 30, 2026, have been audited by PKF O'Connor Davies, LLP, an independent registered public accounting firm, to the extent and period set forth in their report. These financial statements are incorporated herein by reference in reliance on such reports given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus contained in documents we file with it, which means that we can disclose important information to you by referring you to those documents already on file with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):

•	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 30, 2026;
•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, filed with the SEC on May 11, 2026;
•

our Current Reports on Form 8-K, filed with the SEC on January 7, 2026 (as amended on January 9, 2026); January 22, 2026; January 22, 2026; March 24, 2026; March 30, 2026; May 11, 2026; and May 11, 2026, in each case other than portions deemed furnished and not filed;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2025 from our Definitive Proxy Statement on Schedule 14A for the 2026 Annual Meeting of Stockholders, filed with the SEC on April 2, 2026; and

•

the description of our registered securities contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 30, 2026, including any amendments or report filed for the purpose of updating such descriptions.

All documents subsequently filed by us (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the Registration Statement of which this prospectus forms a part and prior to effectiveness of such Registration Statement, until we file a post-effective amendment that indicates the termination of the offering of the Common Stock made by this prospectus are deemed to be incorporated by reference into this prospectus. Such future filings will become a part of this prospectus from the respective dates that such documents are filed with the SEC.

Upon written or oral request, we will provide at no cost to you a copy of all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may obtain copies of these documents from us, without charge (other than exhibits, unless the exhibits are specifically incorporated by reference), by requesting them in writing or by telephone at the following address:

The LGL Group, Inc.

2525 Shader Road

Orlando, Florida 32804
Attention:  Corporate Secretary

(407) 298-2000

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov. You may also obtain additional information by visiting our website at www.lglgroup.com/investor-relations. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of this prospectus or any other report or document we file with or furnish to the SEC. We have included our website address in this prospectus solely as an inactive textual reference.

THE LGL GROUP, INC.

Up to 6,540,435 Subscription Rights

to Purchase up to 6,540,435 Shares of Common Stock

PROSPECTUS

The date of this prospectus is              , 2026

We have not authorized any dealer, salesperson or other person to give any information or to make any representations not contained in this prospectus. You must not rely on any unauthorized information. This prospectus is not an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. The information in this prospectus is current as of the date of this prospectus. You should not assume that this prospectus is accurate as of any other date.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

We estimate that expenses in connection with the distribution described in this registration statement (other than brokerage commissions, discounts or other expenses relating to the sale of the securities) will be as set forth below. We will pay all of these expenses. The amounts shown below, with the exception of the SEC registration fee, are estimates.

SEC registration fee		$6,241.35
NYSE listing fee		*
Accounting fees and expenses		*
Legal fees and expenses		*
Subscription Agent fees and expenses		*
Miscellaneous		—
Total	$	*
*

Estimated expenses are not presently known. To the extent required, any applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities.

Item 14.	Indemnification of Directors and Officers.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. Section 145 of the DGCL also provides that expenses (including attorneys’ fees) incurred by a director or officer in defending an action may be paid by a corporation in advance of the final disposition of an action if the director or officer undertakes to repay the advanced amounts if it is determined such person is not entitled to be indemnified by the corporation. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Our By-laws provide that, to the fullest extent permitted by law, the Company shall indemnify and hold harmless any person who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person, or the person for whom he is the legally representative, is or was a director or officer of the Company, against all liabilities, losses, expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. Our Certificate of Incorporation provides for such limitation of liability.

Our By-laws provide for the indemnification of, and advancement of expenses to, directors and officers of the Company (and, at the discretion of the Board, employees and agents of the Company to the extent that Delaware law permits the Company to provide indemnification to such persons) in excess of the indemnification and advancement otherwise permitted under Section 145 of the DGCL, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Company, its stockholders and others. The provision does not affect directors’ responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

We have entered into agreements with our directors and executive officers, that require us to indemnify such persons to the fullest extent permitted by law, against expenses, judgments, fines, settlements and other amounts incurred (including attorneys’ fees), and advance expenses if requested by such person, in connection with investigating, defending, being a witness in, participating, or preparing for any threatened, pending, or completed action, suit, or proceeding or any alternative dispute resolution mechanism, or any inquiry, hearing, or investigation (collectively, a “Proceeding”), relating to any event or occurrence that takes place either prior to or after the execution of the indemnification agreement, related to the fact that such person is or was a director or officer of the Company, or while a director or officer is or was serving at the request of the Company as a director, officer, employee, trustee, agent, or fiduciary of another foreign or domestic corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation that was a predecessor corporation of the Company or of another enterprise at the request of such predecessor corporation, or related to anything done or not done by such person in any such capacity, whether or not the basis of the Proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent of the Company. Indemnification is prohibited on account of any Proceeding in which judgment is rendered against such persons for an accounting of profits made from the purchase or sale by such persons of securities of the Company pursuant to the provisions of Section 16(b) of the Exchange Act or similar provisions of any federal, state, or local laws. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

We may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise against liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against liability under the provisions of this section. We currently maintain such insurance.

The right of any person to be indemnified is subject always to the right of the Company by the Board, in lieu of such indemnity, to settle any such claim, action, suit or proceeding at the expense of the Company by the payment of the amount of such settlement and the costs and expenses incurred in connection therewith.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees as to which indemnification is sought, nor are we aware of any threatened litigation or proceeding that may result in claims for indemnification.

Item 15.	Recent Sales of Unregistered Securities.

None.

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits

		Incorporated by Reference
Exhibit No.	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

2.	Plan of Acquisition, Reorganization, Arrangement, Liquidation or Succession.
2.1	Amended and Restated Separation and Distribution Agreement by and between The LGL Group, Inc. and M-tron Industries, Inc.	8-K	001-00106	10.1	August 24, 2022

3.	Articles of Incorporation and Bylaws.
3.1	Certificate of Incorporation of The LGL Group, Inc.	8-K	001-00106	3.1	August 31, 2007
3.2	The LGL Group, Inc. By-Laws.	8-K	001-00106	3.2	August 31, 2007
3.3	The LGL Group, Inc. Amendment No. 1 to By-Laws.	8-K	001-00106	3.1	June 17, 2014
3.4	The LGL Group, Inc. Amendment No. 2 to By-Laws.	8-K	001-00106	3.1	February 21, 2020
3.5	The LGL Group, Inc. Amendment No. 3 to By-Laws.	8-K	001-00106	3.1	February 26, 2020
3.6	The LGL Group, Inc. Certificate of Amendment of Certificate of Incorporation.	8-K	001-00106	3.1	January 4, 2022

4.	Instruments Defining the Rights of Security Holders.
4.1	Description of Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934	10-K	001-00106	4.4	March 28, 2022
4.2	Form of Specimen Certificate for Subscription Rights.					X
4.3 ¥	Form of Subscription Agent Agreement between The LGL Group, Inc. and Computershare Trust Company, N.A. and Computershare Inc.					X

5.1 *	Opinion of Olshan Frome Wolosky LLP.

10.	Material Contracts.
10.1 +	The LGL Group, Inc. 2021 Incentive Plan.	DEF 14A	001-00106	Annex A	December 6, 2021
10.1a +	Form of Stock Option Agreement under The LGL Group, Inc. 2021 Incentive Plan.	10-K	001-00106	10.1a	April 1, 2024
10.1b +	Form of Restricted Stock Agreement under The LGL Group, Inc. 2021 Incentive Plan.	10-K	001-00106	10.1b	April 1, 2024
10.2 +	Form of Indemnification Agreement by and between The LGL Group, Inc. and its executive officers and directors.	10-K	001-00106	10.9	March 24, 2011
10.3	Amended and Restated Transitional Administrative and Management Services Agreement, dated as of August 19, 2022, by and between The LGL Group, Inc. and M-tron Industries, Inc.	8-K	001-00106	10.2	August 24, 2022
10.4	Amended and Restated Tax Indemnity and Sharing Agreement, dated as of August 19, 2022, by and between The LGL Group, Inc. and M-tron Industries, Inc.	8-K	001-00106	10.3	August 24, 2022

21.1	Subsidiaries of The LGL Group, Inc.	10-K	001-00106	21.1	March 31, 2025

23.1	Consent of Independent Registered Public Accounting Firm – PKF O'Connor Davies, LLP.					X
23.2 *	Consent of Olshan Frome Wolosky LLP (included in Exhibit 5.1).					X

24.1	Power of Attorney (set forth on signature page of the Registration Statement).					X

99.1	Form of Instructions for Use of the Subscription Rights Certificate.					X
99.2	For of Notice of Guaranteed Delivery.					X
99.3	Form of Notice to Stockholders Who Are Acting As Nominees.					X

107	Filing Fee Table					X
*	To be filed by amendment.
+	Indicates management or compensatory plan.
¥

Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and exhibits have been omitted. The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon its request.

(b) Financial Statement Schedules

The financial statements filed as part of this registration statement are listed in the index to the financial statements immediately preceding such financial statements, which index to the financial statements is incorporated herein by reference.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date of such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(i)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on May 14, 2026.

THE LGL GROUP, INC.

By:	/s/ Jason D. Lamb
Jason D. Lamb
Chief Executive Officer
(Principal Executive Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jason D. Lamb and Patrick Huvane, and each of them, his or her true and lawful attorney in fact and agent, with full power of substitution and re-substitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and conforming all that said attorney in fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	CAPACITY	DATE

/s/ Jason D. Lamb	Chief Executive Officer	May 14, 2026
JASON D. LAMB	(Principal Executive Officer)

/s/ Patrick Huvane	Executive Vice President - Business Development	May 14, 2026
PATRICK HUVANE	(Principal Financial Officer)

/s/ Linda M. Biles	Vice President and Controller	May 14, 2026
LINDA M. BILES	(Principal Accounting Officer)

/s/ Marc Gabelli	Executive Chairman of the Board	May 14, 2026
MARC GABELLI

/s/ Kaan Aslansan	Director	May 14, 2026
KAAN ASLANSAN

/s/ Darlene DeRemer	Director	May 14, 2026
DARLENE DEREMER

/s/ Herve Francois	Director	May 14, 2026
HERVE FRANCOIS

/s/ Manjit Kalha	Director	May 14, 2026
MANJIT KALHA

/s/ Colin J. Kilrain	Director	May 14, 2026
COLIN J. KILRAIN